UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ANTIGENICS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANTIGENICS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 6, 2007

Time	5:00 p.m., Eastern Time

Place	Baruch College, Newman Conference Center, Room H750, Faculty Lounge and Atrium, 151 East 25th Street, 7th Floor, New York, New York

Webcast	Go to http://www.antigenics.com/investors starting at 5:00 p.m. on June 6, 2007. The webcast will be archived on our website until June 6, 2008.

Proposals	1. Elect Brian Corvese, Peter Thornton and Timothy R. Wright as directors, each for a term of three years expiring in 2010.

2. Approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

3. Approve an amendment to our Directors’ Deferred Compensation Plan to increase the number of shares authorized for issuance.

4. Approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock.

5. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

6. Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 17, 2007.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at our principal executive offices at 162 Fifth Avenue, Suite 900, New York, New York 10010.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used. Many stockholders can vote their shares on the internet or by telephone. For internet or telephone voting, instructions are also printed on your proxy card.

By order of the Board of Directors,

Karen Higgins Valentine, Assistant Secretary

Proxy Material Mailing Date: April 27, 2007

ANTIGENICS INC.

162 Fifth Avenue, Suite 900

New York, New York 10010

Telephone: (212) 994-8200

PROXY STATEMENT

This proxy statement contains information about the 2007 annual meeting of stockholders of Antigenics Inc., including any postponements or adjournments of the meeting. The meeting will be held at Baruch College, Newman Conference Center, Room H750, Faculty Lounge and Atrium, 151 East 25th Street, 7th Floor, New York, New York on June 6, 2007 at 5:00 p.m., Eastern time.

In this proxy statement, we refer to Antigenics Inc. as “Antigenics,” “us” or the “Company.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors. Our Annual Report on Form 10-K for the year ended December 31, 2006 was first mailed to stockholders, along with these proxy materials, on or about April 27, 2007.

Our Annual Report on Form 10-K for the year ended December 31, 2006 is available over the internet at our website, http://www.antigenics.com/investors, or through the Securities and Exchange Commission’s (“SEC’s”) EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Most stockholders have a choice of voting on the internet, by mail using a proxy card, or in person at the meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote on the internet or in person at the meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 17, 2007, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 45,889,327 shares of Antigenics common stock issued, outstanding, and entitled to vote.

How do I vote?	If your shares are registered directly in your name, you may vote:

•     Over the internet. Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at http://www.proxyvote.com and follow the instructions you will find there. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the internet, your vote must be received by 11:59 p.m. Eastern Time on June 5, 2007.

•     By mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Antigenics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

• In person at the meeting. If you attend the meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:

• Over the internet. You will receive instructions from your broker or other nominee if you are permitted to vote over the internet.

• By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•     In person at the meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

If you choose to listen to the webcast, you should vote your shares using one of the methods described above. It is not possible to vote your shares via the webcast.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the “stockholder of record”. This proxy statement, Annual Report on Form 10-K, and proxy card have been sent directly to you for Antigenics by Broadridge.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name”. This proxy statement and Annual Report on Form 10-K have been forwarded to you by your broker, bank or nominee who is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the internet.

How can I change my vote?	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:

• Vote over the internet as instructed above. Only your latest internet vote is counted.

• Sign a new proxy and submit it as instructed above.

• Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name”, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you deliver a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet or by telephone or return your proxy or vote by ballot at the meeting.

If your shares are held in “street name”, your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, to elect directors and Proposal 5, to ratify the appointment of KPMG LLP as our independent registered public accounting firm, are considered routine matters. Proposal 2, to approve an amendment to our 1999 Employee Stock Purchase Plan, Proposal 3, to approve an amendment to our Directors’ Deferred Compensation Plan and Proposal 4, to approve an amendment to our Amended and Restated Certificate of Incorporation are each considered a non-routine matter. Your brokerage firm cannot vote your shares with respect to Proposals 2, 3, and 4 unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or stockbrokers. Please vote over the internet or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?	A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the internet, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—Elect three Class I directors, each for a term of three years.

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—Approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

To approve Proposal 2, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 2, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

Proposal 3—Approve an amendment to our Directors’ Deferred Compensation Plan to increase the number of shares authorized for issuance.

To approve Proposal 3, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 3 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 3, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

Proposal 4—Approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock.

To approve Proposal 4, stockholders holding a majority of Antigenics common stock entitled to vote at the meeting must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on Proposal 4 and these “broker non-votes” will have the effect of a vote against the Proposal. If you vote to ABSTAIN on Proposal 4, your shares will not be voted in favor of the Proposal and will have the effect of a vote against the Proposal.

Proposal 5—Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

To approve Proposal 5, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 5. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on Proposal 5, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•      FOR Proposal 1—elect three directors, each for a term of three years.

•      FOR Proposal 2—approve an amendment to our 1999 Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

•      FOR Proposal 3—approve an amendment to our Directors’ Deferred Compensation Plan to increase the number of shares authorized for issuance.

•      FOR Proposal 4—approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock.

•      FOR Proposal 5—ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

Are there other matters to be voted on at the meeting?	We do not know of any other matters that may come before the meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?	We will announce preliminary voting results at the meeting. We will publish final results in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we are required to file with the SEC by August 9, 2007. To request a printed copy of the Quarterly Report on Form 10-Q, write to Investor Relations, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, or e-mail Investor Relations at IR@antigenics.com. You will also be able to find a copy on the internet through our website at http://www.antigenics.com/investors or through the SEC’s electronic data system called EDGAR at http://www.sec.gov.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2006 are available on our website at http://www.antigenics.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the internet, you will receive a proxy card in the mail next year with instructions containing the internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the internet.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, has nominated the three people listed below for election as Class I directors. Each nominee currently serves as a Class I director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently is fixed at eleven members and consists of eleven members. Three current members are Class III directors, with terms expiring at the 2009 annual meeting. Two current members are Class II directors, with terms expiring at the 2008 annual meeting. Six current members are Class I directors, with terms expiring at the 2007 annual meeting. Noubar B. Afeyan, Frank V. AtLee III, and Pramod K. Srivastava are all Class I directors who will be departing as directors when their term expires on the date of the 2007 annual meeting. Brian Corvese, Peter Thornton, and Timothy R. Wright, the remaining Class I directors, have been nominated for re-election to a term of office expiring in 2010. Gamil de Chadarevian retired from the Board when his term expired at the 2006 annual meeting of stockholders. Mark Kessel and Alastair J.J. Wood resigned as directors on September 14, 2006. The Board is only nominating three people as directors and plans to fix the Board at eight members in order to balance the sizes of the Classes and because we do not believe it is critical to keep our Board at eleven members at this time. Proxies cannot be voted for a greater number of persons than the number of nominees named (three persons).

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Committees of the Board” in the discussion of “Our Corporate Governance”.

The persons named in the enclosed proxy will vote your shares to elect as Class I directors, Brian Corvese, Peter Thornton, and Timothy R. Wright, the three nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Mr. Corvese, Mr. Thornton, and Mr. Wright will hold office until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our executive officers, directors or nominees for directors.

Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class I directors:

NOMINEES FOR CLASS I DIRECTORS—TERMS TO EXPIRE IN 2010

Brian Corvese Age: 49 President and Founder of Vencor Capital Director since March 2007 Audit and Finance Committee	Brian Corvese is President and Founder of Vencor Capital, a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management, a $25-billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the board of the National Telecommunications Company, based in Cairo, Egypt. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. Mr. Corvese was recommended to be a director of Antigenics by Dr. Armen based on Mr. Corvese’s significant financial and investment experience.

Peter Thornton Age: 42 President and Chief Operating Officer of Circ Pharma Limited Director since December 2006 Research and Development Committee	Mr. Thornton is President and Chief Operating Officer of Circ Pharma Limited, a specialty pharmaceutical product development company with a late-stage pipeline of novel formulations of existing drugs in the areas of cardiology and neurology. From 2004 to 2006, Mr. Thornton was Senior Vice President and Chief Financial Officer of Antigenics. Prior to 2004, Mr. Thornton held senior management positions in operations and finance with the global biopharmaceutical company Elan Corporation, plc. He was later Elan’s Senior Vice President of Business Operations, focusing on the operational management of several business units, and restructuring and divestiture activities. During Mr. Thornton’s tenure at Elan, he also served as Senior Vice President of Finance and Operations for Elan’s drug delivery division. Prior to joining Elan in 1994, Mr. Thornton worked at the international accounting firm KPMG in Dublin and Paris. Mr. Thornton is a nonexecutive director of specialty pharmaceutical companies, Cydex Inc. and Merrion Pharmaceuticals Limited. Mr. Thornton earned his bachelor’s degree in commerce from University College, Cork, Ireland, and is a fellow of the Institute of Chartered Accountants in Ireland. Mr. Thornton was recommended to be a director of Antigenics by Dr. Armen and other members of the Board, based on Mr. Thornton’s prior history as Antigenics’ Chief Financial Officer, and his experience at Elan and with his prior employment, in areas of audit, finance, restructuring, and corporate development.

Timothy R. Wright

Age: 49

President of Pharmaceutical Products and Imaging Solutions, Tyco Healthcare, Chairman of ParagonRx, and founder of Mortimer Capital

Director since December 2006 Compensation Committee Corporate Governance and Nominating Committee

Mr. Wright is President of Pharmaceutical Products and Imaging Solutions business segments of Tyco Healthcare, and founder of Mortimer Capital, an investment firm specializing in early-stage novel biologicals and small molecules. Mr. Wright is also Chairman of ParagonRx, a privately held pharmaceutical risk management firm. He brings to Antigenics’ Board 23 years of pharmaceutical industry experience in general management, product development and commercialization as well as business restructuring and transaction experience. Prior to his current positions, he was Chief Operating Officer of Xanodyne Pharmaceuticals, a privately held pharmaceutical company focused on pain management and women’s health, where he created and executed transition plans to build infrastructure in development, regulatory affairs, and operations. From 2004 to 2005, Mr. Wright served as President and interim CEO of AAIPharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. In May 2005, AAIPharma filed for Chapter 11 bankruptcy protection with the U.S. Bankruptcy Court for the District of Delaware. AAIPharma sold substantially all of the assets of its pharmaceutical division in July 2005. Mr. Wright has also held senior management positions at Elan Corporation, plc, Cardinal Health Inc., and Dupont Merck Pharmaceutical Company. Mr. Wright has served on several boards of directors, including those for AAIPharma and CeNes Pharmaceuticals. Mr. Wright earned his bachelor’s degree from The Ohio State University. Mr. Wright was recommended to be a director of Antigenics by Dr. Armen, based on Mr. Wright’s extensive experience in commercial aspects of the pharmaceutical business.

CLASS II DIRECTORS—TERMS TO EXPIRE IN 2008

Garo H. Armen, Ph.D. Age: 54 Founder, Chairman, and Chief Executive Officer of Antigenics Inc. Director since 1999	Dr. Armen is Chairman and Chief Executive Officer of Antigenics Inc., the biotechnology company he co-founded with Pramod Srivastava in 1994. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc. Dr. Armen also serves on the board of directors of Color Kinetics Inc., a company that designs, markets, and licenses intelligent solid-state lighting systems. Dr. Armen is also the founder and President of the Children of Armenia Fund, a charitable organization established in 2000 that is dedicated to the positive development of the children and youth of Armenia.

Tom Dechaene Age: 47 Director, Anchor Partners Ltd. Director since 1999, Lead Director since December 2006 Audit and Finance Committee (Chair) Corporate Governance and Nominating Committee (Chair)	Mr. Dechaene was a director of Telindus NV, listed on Euronet until its acquisition by Belgacom in 2006. Since then he has been Director of Anchor Partners Ltd., and a director of the Telindus Foundation in the Netherlands. From 2000 to 2002, Mr. Dechaene was the Chief Financial Officer of SurfCast Inc., a software development company. He was with Deutsche Bank from 1991 through 1999, most recently as a director in the principal investments group within the equity capital markets division. Mr. Dechaene holds a law degree from Ghent University, Belgium, a degree in applied economics from the University of Antwerp and an MBA from INSEAD, France.

CLASS III DIRECTORS—TERMS TO EXPIRE IN 2009

Margaret M. Eisen, CFA Age: 53 Managing Director of Marketing & Communications for CFA Institute	Ms. Eisen is Managing Director of Marketing & Communications for CFA Institute. Ms. Eisen directs CFA Institute efforts to protect and build the CFA brand and to ensure that CFA Institute is recognized as the global leader for education and ethics in the profession, importantly

Director since 2003 Audit and Finance Committee Compensation Committee	supporting the well respected CFA charter as well as the CFA Centre for Financial Market Integrity. She directly oversees marketing and external communications including outreach and public awareness. Ms. Eisen has more than 25 years of investment industry experience. Prior to joining CFA Institute, Ms. Eisen was the Chief Executive Officer and Chief Investment Officer of EAM International, LLC, which she founded to provide corporate finance and asset management services to entrepreneurs and wealthy individuals. Before forming EAM International, Ms. Eisen was Managing Director, North American Equities, for General Motors Investment Management Corp. In that role she was responsible for portfolios of publicly traded and private equity. Currently, she is a member of the Board of Trustees of the Columbia Acorn Family of mutual funds of Wanger Asset Management Fund. She is also a member of the Investment Committee of the Board of Trustees of Smith College. Ms. Eisen previously served as Chair of the Institute for Financial Markets. Ms. Eisen received her AB degree from Smith College, an M. Ed. from Lesley College, and earned an MBA with Distinction at Babson College. She is a Chartered Financial Analyst.

Wadih Jordan Age: 72 President of NearEast Pharma Director since 2003 Compensation Committee (Chair)	Mr. Jordan is President of NearEast Pharma, a company marketing pharmaceuticals in Near East markets, and has served in such position since 1996. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993 Mr. Jordan served as a Managing Director within Cyanamid International. Since December 2005, Mr. Jordan has served as a member of the board of directors at Pollex S.A.L., a company that specializes in the distribution and marketing of BASF products in the Middle East and North Africa. Since December 2003, Mr. Jordan has been a trustee of the board of directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University.

Hyam I. Levitsky, M.D. Age: 49 Professor, Johns Hopkins University Medical Center Director since September 2006 Corporate Governance and Nominating Committee Research and Development Committee (Chair)	Dr. Levitsky is Professor of Oncology, Medicine & Urology at The Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins. Dr. Levitsky’s laboratory research has focused on basic studies of antigen processing and presentation, T-cell co-stimulation, T-cell priming versus tolerance, and the evolution of tumor-specific immunity during immune reconstitution. Dr. Levitsky’s work has been translated into the creation of novel therapeutic agents that are being tested in patients with multiple myeloma, acute and chronic myelogenous leukemia, B cell lymphomas, prostate cancer, and lung cancer. His work on manipulating immune reconstitution has led to pivotal trials of tumor vaccines in the context of autologous stem cell transplantation, and he has served as scientific director of the George Santos Bone Marrow Transplant Program at Johns Hopkins. Dr. Levitsky received his undergraduate degree in engineering from the University of Pennsylvania in 1980, and his medical degree from the Johns Hopkins University School of Medicine in 1984. He did his internship and residency in internal medicine at Johns Hopkins Hospital, and his fellowship at the Johns Hopkins Oncology Center. Dr. Levitsky was recommended to be a director of Antigenics by Dr. Pramod Srivastava based on Dr. Levitsky’s credentials in the fields of cancer and immunology.

Vote Required

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on Proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR Proposal 1.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Antigenics to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

Our Board of Directors currently consists of eleven members. Noubar B. Afeyan, Frank V. AtLee III, and Pramod K. Srivastava will be retiring from the Board when their terms expire on the date of the 2007 annual meeting of stockholders. We then plan to fix the Board at eight members in order to balance the sizes of the Classes and because we do not believe it is critical to keep our Board at eleven members at this time. Changes in the Board over the past year have included the departure of Gamil de Chadarevian, who retired from the Board when his term expired at the 2006 annual meeting of stockholders, and the resignations of Mark Kessel and Alastair J.J. Wood as directors on September 14, 2006. On September 13, 2006, the Board appointed Dr. Hyam Levitsky as a new member of the Board; on December 7, 2006, the Board appointed Peter Thornton and Timothy R. Wright to serve as new members of the Board; and on March 8, 2007, the Board appointed Brian Corvese to serve as a new member of the Board.

The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them by the Company on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Our Lead Director engages with each new Board member to introduce each new member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides them with a summary of these practices and policies.

In 2006, the Board of Directors met 12 times. During 2006, each of our directors attended at least 75% of the total number of meetings of the Board of Directors and all meetings of committees of the Board on which the director served, except for Dr. Srivastava who attended 58% and Mr. Thornton and Mr. Wright who did not attend the one Board meeting held in 2006 after they were appointed directors. We expect our Board members to attend our annual meetings of stockholders; in 2006 all of our then current Board members attended our annual meeting.

Governance Guidelines

The Board is guided by Governance Guidelines. We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews these Guidelines from time to time, as needed. The Guidelines are posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance, and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Antigenics. Each of the Board’s standing committees also conducts annual self-evaluations.

Also, at each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and conduct of the meeting and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board of Directors originally adopted our Code of Business Conduct and Ethics (the “Code”) in 2003. The Board reviewed, revised, and updated the Code most recently in December 2006. The Code applies to all members of the Board and all employees of Antigenics, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions. The Code also contains additional obligations for our Chief Executive Officer and senior financial officers. Our Code is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our Code. Stockholders may request a free copy of our Code by writing to Investor Relations, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010.

Independence of Directors

Our Governance Guidelines provide that a substantial majority of the Board as a whole should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors, and reports to the Board which directors it recommends that the Board determine are independent, and the Board makes the final determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations, and other factors in making its determinations. The Board has determined that Dr. Afeyan, Mr. AtLee, Mr. Corvese, Mr. Dechaene, Ms. Eisen, Mr. Jordan, Dr. Levitsky, and Mr. Wright are currently independent directors and that Dr. Armen, Mr. Thornton, and Dr. Srivastava are currently not independent directors.

The Board has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. In performing this review, the Board was provided a summary of information disclosed in director responses to a questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations, and other potential conflicts of interest. Dr. Armen is not independent because of his employment as our Chief Executive Officer. Dr. Srivastava is not independent because of his role with the Company. Mr. Thornton is not independent because of his prior employment as our Chief Financial Officer. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and positions a director holds with entities with commercial relationships with us. In particular, with respect to Dr. Afeyan, the Board considered our prior investment in Applied Genomic Technology Capital Fund, L.P., which is described under “Certain Relationships and Related Transactions”.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ stock market listing standards meet in executive session without management present at most regularly scheduled Board meetings. Four such meetings were held during 2006.

Lead Director of the Board

Mr. Dechaene, an independent director, serves as the Lead Director of the Board and as Chair of the Audit and Finance Committee and the Corporate Governance and Nominating Committee. Mr. Dechaene presides at the executive sessions of the independent directors, acts as the leader of the non-employee directors, and makes himself available to our management on an as needed basis to discuss significant matters.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Research and Development Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Tom Dechaene, Chairman Frank V. AtLee III Brian Corvese Margaret M. Eisen	Meetings in 2006: 10

The Audit and Finance Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards, including the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has determined that Tom Dechaene, Chair of the Committee, Brian Corvese, and Margaret M. Eisen each qualify as audit committee financial experts. For the period of January 1, 2006 through June 14, 2006, the Audit and Finance Committee consisted of three independent directors: Messrs. Dechaene (Chair), Mr. de Chadarevian, and Ms. Eisen. Mr. de Chadarevian retired from the Board on June 14, 2006, and on June 15, 2006, Mr. AtLee joined the Audit and Finance Committee. On March 8, 2007, Mr. Corvese joined the Audit and Finance Committee.

The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our systems of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The Committee conducts a meeting each quarter to review the consolidated financial statements prior to the public release of earnings. The Audit and Finance Committee charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. The Committee has the authority to engage special legal, accounting or other consultants to advise the Committee. Please also see the Report of the Audit and Finance Committee on page 53.

Compensation Committee

Members: Wadih Jordan, Chairman Noubar Afeyan, Ph.D. Margaret M. Eisen Timothy R. Wright	Meetings in 2006: 6

During the entirety of 2006, our Compensation Committee consisted of Mr. Jordan, Dr. Afeyan, and Ms. Eisen. Mr. Wright joined the Compensation Committee on March 8, 2007. Our Compensation Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. The Committee’s primary responsibilities are to address our executive officers’ and key employees’ development, retention, performance, and succession planning and to oversee compensation and benefit matters. It reviews the qualifications of the executive officers and nominates executive officers for election by the Board. It reviews and approves compensation policy for Antigenics to ensure that our compensation strategy supports organizational objectives and stockholder interests, and considers appropriate companies for compensation comparison purposes. The Committee determines the compensation of the Chief Executive Officer, and reviews and approves the compensation of all other executive officers. It also reviews and recommends compensation for members of the Board of Directors. Additionally, the Committee approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans and any director compensation plans.

The Compensation Committee utilizes an outside compensation consultant to provide benchmarking information for compensation and benefit information. The Committee has the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee also has the authority to delegate to subcommittees any responsibilities of the full Committee. Dr. Armen, our Chief Executive Officer, makes recommendations to the Committee as to individual compensation actions for the named executive officers. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. Please also see the Compensation Discussion and Analysis starting on page 17, and the accompanying Compensation Committee Report on page 30.

Corporate Governance and Nominating Committee

Members: Tom Dechaene, Chairman Noubar Afeyan, Ph.D. Hyam Levitsky, M.D. Timothy R. Wright	Meetings in 2006: 4

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The Committee reviews the Company’s ethics and compliance activities under the

Company’s Code of Business Conduct and Ethics and meets regularly with our Compliance Officer, including the opportunity, as needed, for a separate private session with the Compliance Officer without management present. For the period of January 1, 2006 to September 14, 2006, our Corporate Governance and Nominating Committee consisted of three independent directors: Mr. AtLee (Chair), Dr. Afeyan, and Dr. Wood. On September 13, 2006, Dr. Levitsky joined the Board and the Committee, and on September 14, 2006, Dr. Wood resigned as a director. On March 8, 2007, Mr. Wright joined the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Antigenics. The Committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

In addition, the Board as a group is expected to encompass a range of professional competencies relevant to overseeing our business. These professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. Finally, candidates should be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no otherwise unaffiliated stockholder has ever recommended a director candidate. If the Committee were to receive a recommendation for a director candidate from a stockholder, however, the Committee expects that it would evaluate such a candidate using the criteria described above for evaluating director candidates brought to its attention through other channels. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010. In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the Committee or the Board, for election as directors at an annual stockholder meeting. For a description of this by-law provision, see Additional Information starting on page 53 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

Research and Development Committee

Members: Hyam Levitsky, M.D., Chairman Pramod Srivastava, Ph.D. Peter Thornton	Meetings in 2006: 1

The Research and Development Committee was formed in September 2006 to review and monitor the research and development strategy of the Company. During 2006, our Research and Development Committee consisted of Drs. Levitsky and Srivastava. Mr. Thornton joined the Committee on March 8, 2007. The Committee also reviews important matters involving protection of the Company’s intellectual property rights and assets, and provides its perspective on such research and development matters to the full Board of Directors. The charter of the Research and Development Committee is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, Attn: Lead Director. You should indicate on your correspondence that you are an Antigenics stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to materials of a commercial nature, which generally will not be forwarded to the Lead Director. Complaints regarding accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and complaints involving matters governed by the Code of Business Conduct and Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Jordan (Chair), Dr. Afeyan, Ms. Eisen, and Mr. Wright. No member of the Compensation Committee was at any time during 2006, or formerly, an officer or employee of Antigenics or any subsidiary of Antigenics. No executive officer of Antigenics has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Antigenics or member of our Compensation Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Antigenics, so that they will serve free from undue concerns for liability for actions taken on behalf of Antigenics. This indemnification is required under our corporate charter.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Our executive compensation and benefits program aims to encourage our management team to pursue our strategic opportunities while effectively managing the risks and challenges inherent to a development-stage biotechnology company. We have created a compensation package that combines short- and long-term components, cash and equity, and fixed and contingent payments, in the proportions we believe are most appropriate to incent and reward our senior management to strive to achieve the following goals:

•	Build a creative and high performance team whose participants understand and share our business objectives and ethical and cultural values.

•	Demonstrate leadership and innovation in the identification, development and commercialization of product candidates that fit our strategic objectives.

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Effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of operations in order to maximize the value of each dollar deployed.

•	Identify and address our short- and long-term financing requirements in a highly strategic and creative manner, and deploy available funds for maximum benefit to our stockholders.

Our executive compensation strategy not only aims to be competitive in our industry, but also to be fair relative to other professionals within our organization. We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives and is tied to the value we deliver to our stockholders.

We continually review our compensation approach in order to ensure our programs reward executive officers for achieving our goals and objectives that generate results consistent with other development-stage biotechnology companies. At the same time, we seek to align the risks of our key managers with the downside to our stockholders if such key managers’ decisions result in our goals and objectives not being achieved. We evaluate and reward our executive officers based on their contribution to the achievement of short- and long-term goals and objectives and their capability to take advantage of unique opportunities and overcome difficult challenges within our business.

Role of Our Compensation Committee

Our Compensation Committee approves, administers, and interprets our executive compensation and benefit policies, including our 1999 Equity Incentive Plan. Our Compensation Committee is appointed by our Board of Directors, and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee is comprised of Mr. Wadih Jordan (Chair), Mr. Noubar Afeyan, Ms. Margaret M. Eisen, and Mr. Timothy R. Wright.

Our Compensation Committee reviews and makes recommendations to our Board of Directors in an effort to ensure that our executive compensation and benefit program is consistent with our compensation philosophy and corporate governance guidelines. The Compensation Committee is, additionally, responsible for establishing the executive compensation packages offered to our named executive officers. Our executives’ base salary, target annual bonus levels, and target annual long-term incentive award values are set at competitive levels. Executives have the opportunity to earn above-market pay only for above-market performance as measured against our peer group of companies.

Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit program is consistent with both our compensation philosophy and our corporate governance guidelines:

•	engaged Millbrook Partners, as our independent executive compensation and benefits consultant, to assess the competitiveness of our overall executive compensation and benefits program,

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with the assistance of Millbrook Partners, developed executive compensation structures based on targeting a competitive level of pay as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market Review”),

•	maintained a practice of reviewing the performance and determining the total compensation earned, paid or awarded to our Chief Executive Officer, independent of input from him, and

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reviewed on an annual basis the performance of our other named executive officers and other key employees with assistance from our Chief Executive Officer, and determined what we believe to be appropriate total compensation based on competitive levels as measured against our peer group (see discussion under “Compensation Discussion and Analysis—Competitive Market Review”).

Executive Compensation Program

Components of our Compensation Program

Our performance-driven compensation program consists of the four components listed below:

1.	Short-term Compensation
a.	Base Salary
b.	Annual Incentive Bonuses
2.	Long-term Compensation
3.	Benefits
4.	Severance Compensation and Termination Protection

We refer to the combination of base salary, annual adjustments to base salary, and annual incentive bonuses as “Short-term Compensation”. We use short-term compensation to motivate and reward our key executives in accordance with our performance management process. We have established a goal deployment program to operationalize our strategic priorities, to set and refine Company objectives, and to cascade those objectives throughout the organization.

We balance individual, functional area, and Company-wide goals and achievements. On an individual level, we set goals for each member of our executive team, focusing on the categories mentioned above, with an emphasis on measurable and achievable goals. Our process is participatory; we engage in a collaborative process with each executive to define his or her personal objectives, as well as those of the functional area for which the executive is responsible. Each executive participates in establishing the objectives of our Company as a whole, and offers his or her views as to the goals of each other functional area, insofar as those goals impact the individual executive’s own functional area. We also ask our executives to provide feedback not only on their own performance and that of their particular area, but also of other functional areas and our entire organization. We see this process both as the optimal means of assembling accurate information regarding the expectation and realization of performance, as well as an integral part of our culture of collaborative, team-oriented management.

In 2006, our Company goals included:

•	to develop a registrational path for Oncophage,

•	finalize our QS-21 agreements with GlaxoSmithKline Biologicals S.A.,

•	improve our operational effectiveness to lower our net cash burn and conserve cash resources, and

•	raise additional financing.

Each year we evaluate each executive on the achievement of Company goals and objectives, functional area goals and individual performance objectives. At the end of the year, we review final results versus objectives and begin discussions regarding performance objectives for the next fiscal year. Incentive compensation, based on the achievement of goals and objectives, may be awarded in the form of an annual performance bonus and equity-based awards. Our annual performance awards reward for the achievement of annual objectives. Equity-based awards are used to align the interests of our senior executives with those of our stockholders and to promote a long-term performance perspective and progress toward achieving our long-term strategy.

Our senior executives’ total compensation may vary significantly year to year based on Company, functional area and individual performance. Further, the value of equity awards made to our senior executives will vary in value based on our stock price performance.

1. Short-term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary will typically be used to recognize the experience, skills, knowledge, and responsibilities required of each executive officer, as well as competitive market conditions.

a.	Base Salary: Base salaries for our senior executives are generally positioned at or around the 60th percentiles versus our peer group (see “Competitive Market Review” on page 28 for further information on the peer group).

In establishing the 2006 base salaries of the named executive officers, our Compensation Committee and management took into account a number of factors, including the executive’s seniority, position and functional role, and level of responsibility.

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For newly hired personnel, we consider the base salary of the individual at his or her prior employment and any unique personal circumstances that motivated the executive to leave that prior position and join our Company. In addition, we considered the competitive market for corresponding positions within comparable companies of similar size and stage of development.

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For individuals newly promoted to the position, as with individuals newly employed from outside the Company, we consider the competitive market and their prior salary and experience. Where these individuals may not have the same level of experience at the time of promotion as a counterpart hired from outside the Company, we may define a multi-step approach to bringing their salaries in line with targeted levels. Salary increases at each of these points in time will be contingent on the continuing good performance of the individual.

The base salary of our named executive group is reviewed on an annual basis, and adjustments are made to reflect performance-based factors, as well as competitive conditions. Increases are considered within the context of our overall annual financial constraints before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine increases. Generally, executive salaries are reviewed in the fourth quarter and adjusted effective January 1 of each year.

b.	Annual Incentive Bonuses: Annual incentive bonuses for our officers are based on the achievement of the Company’s annual goals and objectives and functional area goals, as well as individual performance objectives as outlined in our 2003 Executive Incentive Plan. Awards under the program are based on a qualitative review of the facts and circumstances related to Company and departmental, functional and individual performance when determining each individual’s annual incentive bonus. An individual may receive an award from zero to 150% of his or her target bonus based on the review of results.

    For the 2005 and 2006 performance years, the target bonuses were as follows:

	Target Bonus
Executive Officer	2005	2006
Dr. Armen	50%	50%
Dr. Chicz	40%	40%
Dr. Gupta	40%	40%
Mr. Thornton	40%	40%
Mr. Leicher	40%	40%
Ms. Sharp (1)	20%	27%
Ms. Wentworth (1)	20%	29%

(1)	For the 2005 performance year, Mses. Sharp’s and Wentworth’s target bonuses were based on the Company’s Management Incentive Plan. Mses. Sharp and Wentworth were promoted into their positions in 2006 and as a result, their target bonuses for the 2006 performance year were prorated for the number of months they were in their non-executive and executive roles. In 2007, Mses. Sharp’s and Wentworth’s target bonuses will be 40% and 35% respectively.

2. Long-term Compensation.

At present, our long-term compensation consists of stock options and restricted stock grants. Our stock options and restricted stock grants are designed to align management’s performance objectives with the interests of our stockholders. Our Compensation Committee grants options and restricted stock to key executives to enable them to participate in long-term appreciation of our stockholder value, while personally feeling the impact of any business setbacks, whether Company-specific or industry-based. Additionally, through each grant’s vesting schedule, stock options and restricted stock provide a means of encouraging the retention of key executives. In general, stock options are granted annually and are subject to vesting based on the executive’s continued employment. Most options vest 25% per year over four years, with no vesting from the date of grant until the first anniversary.

In 2006, the Compensation Committee issued two stock option grants with alternative vesting periods.

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The first grant, issued on February 24, 2006 vests one-third per year over three years. The shorter vesting period was designed to provide a stronger retention incentive in anticipation of our Phase 3 data from our C-12 trial.

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The second grant was made on September 15, 2006 to all employees, including named executive officers, who had stock options with an exercise price of $4.00 or higher. At the time this grant was issued, 98% of all employee options holdings were significantly underwater (as defined by an exercise price of $4.00 or higher).

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The Compensation Committee believed that the high percentage of employee option holdings that were underwater caused the Company’s stock option program to lose considerable retention and motivational value.

•	Moreover, employee turnover was particularly high.

•	The Committee authorized a grant to all employees equal to one-third of their current option holdings with an exercise of $4.00 or higher.

•	This grant vests in two years, the first third on the first anniversary of the grant and the remaining two-thirds on the second anniversary.

•	No current options were cancelled in connection with this grant. All current vested options remained exercisable, and all unvested options continued to vest.

On January 5, 2007, the Compensation Committee also granted our named officers and other members of key management restricted stock grants, which will vest in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. The details of all stock options and restricted stock grants made to named officers in 2006 are outlined in the section entitled “Compensation Actions for our Chief Executive Officer and our other Named Executive Officers” on page 24 and are also reflected in the Summary Compensation Table.

Our Compensation Committee has and will continue to consider alternative vesting strategies based on the achievement of milestones, determined on an individual, functional area and Company-wide level, and may introduce such performance based vesting in the future.

Initial and Promotional Stock Option Grants:

The size of the initial option grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive conditions applicable to the executive’s specific position. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within our Company and has, with the assistance of our independent compensation consultant, established stock option guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other development-stage companies in our industry and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long-term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we set the number of options to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant using a Black-Scholes valuation for equity awards that is consistent with Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS No. 123R”),

•	the face value of the grant by position,

•	the face value of the grant as a multiple of base salary,

•	the number of option shares granted by position,

•	the number of option shares, in total, granted, and still held, by position as a percentage of total option shares granted and of total common shares outstanding, and

•	the proportion of exercisable to non-exercisable option shares held, in total.

On a total Company basis, when it is appropriate, we analyze:

•	total annual option burn rates,

•	total number of options remaining in the approved pool under the 1999 Equity Incentive Plan, and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitive level of our equity-based compensation practices versus the market.

Ultimately, awards to senior executives are driven by their performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions and organization levels in our peer companies. Equity awards are not granted automatically to our executives on an annual basis.

While we expect our senior executives to hold a significant portion of their stock for the longer term, we have not yet established formal share retention guidelines. Directors, executive officers, and employees of our Company are required to sign our Company’s Policy Statement on Securities Trades. This policy prohibits trading on, or disclosing, material non-public information, and also establishes “black-out” periods for directors and named executive officers to avoid even the appearance of impropriety.

3. Benefits.

We provide the following benefits to our senior executives generally on the same basis as the benefits provided to all employees:

•	Health and dental insurance,

•	Life insurance,

•	Short- and long-term disability,

•	401(k) plan, and

•	Employee Stock Purchase Plan.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

4. Severance Compensation and Termination Protection.

We have entered into employment agreements with our executive officers, including our Chief Executive Officer and all other named executive officers. These agreements provide for severance compensation to be paid if the executives are terminated under certain conditions, such as a change of control of the Company or a termination without cause by us, each as is defined in the agreements.

The employment agreements between our Company and our senior executives and the related severance compensation provisions are designed to meet the following objectives:

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Change of Control: As part of our normal course of business, we engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stockholders. We provide severance compensation if an executive is terminated as a result of a change of control transaction to maintain continuity in the event a potential transaction is announced and to promote the ability of our senior executives to act in the best interests of our stockholders even though they could be terminated as a result of the transaction.

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Termination without Cause: If we terminate the employment of a senior executive without cause, as defined in the applicable agreement, we are obligated to continue to pay the base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering one year after termination and because we and the executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

The payments provided under these agreements are as follows:

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Change of Control: Upon a change of control, 50% of the executives’ unvested stock options immediately vest. If the executive is terminated or resigns for good reason as a result of the change of control, the remaining 50% vests.

•	If Dr. Armen is terminated or resigns for good reason, he is entitled to:

•	24 months base salary, bonus, and medical and dental benefits continuation,

•	outplacement services, and

•	a gross-up payment to cover any excise taxes required under Section 280G of the Internal Revenue Code.

•	Other named officers are entitled to 18 months base salary, bonus, and medical and dental benefits continuation, outplacement services and Section 280G gross-up payments under the same circumstances.

•	Termination without Cause:

•

If we terminate Dr. Armen’s employment without cause or he resigns for good reason not involving a change of control, he is entitled to 18 months base salary, bonus, and medical and dental benefits continuation, and outplacement services.

•	Other named officers are entitled to 12 months base salary, bonus, and medical and dental benefits continuation, and outplacement services under the same circumstances.

Executive employment agreements are covered in greater detail in the section of this proxy statement entitled “Potential Payments Upon Termination or Change of Control”.

Compensation Actions for our Chief Executive Officer and our other Named Executive Officers

Compensation actions for 2006 and 2007 reflect our management’s and our Compensation Committee’s assessments of performance relative to Company goals and objectives, departmental or functional area goals and individual performance objectives, and comparisons against market benchmarks described earlier in this discussion.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation actions for the senior executives, including the named executive officers. Using the same criteria outlined above, our Compensation Committee works directly with the Vice President of Human Resources and the Company’s independent compensation consultant to determine the specific compensation actions for our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

As Chief Executive Officer, Dr. Armen has overall responsibility for the execution of our annual and long-term plans consistent with our strategy. Under Dr. Armen’s leadership, we made significant progress in 2006 toward those goals. Specifically, Dr. Armen focused on refining our portfolio of product candidates and continuously prioritizing resources among existing product candidates in an effort to maximize short- and long-term returns given our limited resources. In addition, Dr. Armen directed a complex restructuring and reorganization of the Company, which substantially reduced our net cash burn. Dr. Armen also led our efforts to raise necessary funds for ongoing operations.

Compensation Actions for 2006:

•	Base Salary: In 2006, our Compensation Committee, at Dr. Armen’s request, did not increase Dr. Armen’s base salary. His 2006 base salary remained at $440,000.

•

Annual Incentive Bonus: In 2006, our Compensation Committee, at the request of Dr. Armen, in an effort to conserve the Company’s cash resources, did not grant Dr. Armen an annual incentive bonus for the 2005 performance year.

•

Equity Compensation: In September 2006, our Compensation Committee granted Dr. Armen 318,227 stock options with an exercise price of $1.63, which was the fair market value on the date of the grant. These options vest in two years, the first third on the first anniversary and the remaining two-thirds on the second anniversary.

Compensation Actions for 2007:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Dr. Armen’s base salary for 2007.

•

Annual Incentive Bonus: In December 2006, our Compensation Committee at the request of Dr. Armen, in an effort to conserve the Company’s cash resources, did not grant an annual incentive bonus. The Compensation Committee did award Dr. Armen a restricted stock grant in lieu of a cash bonus as outlined in the section below entitled “Equity Compensation”.

•

Equity Compensation: In January 2007, Dr. Armen was granted 137,500 shares of restricted stock. The restricted stock grant vests in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. As of the date of this filing, the Committee has made no stock option grants to Dr. Armen in 2007.

Roman M. Chicz, Ph.D.—Senior Vice President, Research and Development

Compensation Actions for 2006:

•

Base Salary: In March 2006, our Compensation Committee set Dr. Chicz’s 2006 base salary at $285,000, to be effective on January 1. This base salary represents a 7.5% increase from the prior year’s salary of $265,000. This increase was awarded by our Compensation Committee to recognize Dr. Chicz’s accomplishments in 2005 and to bring his base salary closer in line with competitive salaries in our peer group.

•

Annual Incentive Bonus: In March 2006, our Compensation Committee approved an annual incentive bonus of $79,500 for Dr. Chicz, representing 75% of his annual target, to reward him for his performance in 2005.

•

Equity Compensation: In February 2006, our Compensation Committee granted Dr. Chicz 50,000 stock options with an exercise price of $6.34. The options vest in approximately equal annual increments over three years beginning on the first anniversary of the grant. In addition, in September 2006, our Compensation Committee granted Dr. Chicz an additional 66,667 stock options with an exercise price of $1.63, which was the fair market value on the date of the grant. The options vest in two years, the first third on the first anniversary of the grant and the remaining two-thirds on the second anniversary.

Compensation Actions for 2007:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Dr. Chicz’s base salary for 2007.

•

Annual Incentive Bonus: In December 2006, our Compensation Committee recommended that Dr. Chicz receive a cash bonus in the amount of $85,500, which represents 75% of his target to reward him for his performance in the 2006 performance year. The cash bonus was paid in January 2007.

•

Equity Compensation: In January 2007, our Compensation Committee granted Dr. Chicz 28,500 shares of restricted stock. The restricted stock vests in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. As of the date of this filing, the Committee has made no stock option grants to Dr. Chicz in 2007.

Shalini Sharp—Vice President and Chief Financial Officer

Compensation Actions for 2006:

•

Base Salary: In September 2006, our Compensation Committee set Ms. Sharp’s 2006 base salary at $240,000, to be effective when she assumed her responsibilities as Chief Financial Officer. This base salary represents a 50% increase from the prior year’s salary of $159,135. This increase was awarded by our Compensation Committee to recognize Ms. Sharp’s accomplishments in 2005, her promotion to Chief Financial Officer, and to bring her base salary in line with market benchmarks. As a result of this increase, Ms. Sharp’s blended base salary for fiscal year 2006 was $181,921.

•

Annual Incentive Bonus: In March 2006, Ms Sharp was awarded a cash bonus of $25,000, which represents 81% of her target, under the Company’s Management Incentive Plan, the bonus program she participated in prior to being promoted to an executive officer, to reward her for her performance in 2005.

•

Equity Compensation: In March 2006, Ms. Sharp was granted 20,000 stock options with an exercise price of $5.13 and 2,500 shares of restricted stock. The stock options vest in approximately equal annual increments over three years, beginning on the first anniversary of the grant, and the restricted stock grant vests in two years, the first third on the first anniversary of the grant and the remaining two-thirds on the second anniversary. In September 2006, our Compensation Committee granted Ms. Sharp 60,000 stock options with an exercise price of $1.74 in connection with her promotion to Chief Financial Officer. These options vest in equal annual increments over four years beginning with the first anniversary of the grant. In addition, in September 2006, Ms. Sharp was granted 22,267 stock options with an exercise price of $1.63. These options vest in two years, the first third on the first anniversary of the grant and the remaining two-thirds on the second anniversary. All of these options were granted with the exercise prices equal to the fair market value on the date of the grant.

Compensation Actions for 2007:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Sharp’s base salary for 2007.

•

Annual Incentive Bonus: In December 2006, our Compensation Committee recommended that Ms. Sharp receive a cash bonus in the amount of $48,000, which represents 75% of her target to reward her for her performance in the 2006 performance year. The bonus was paid in January 2007.

•

Equity Compensation: In January 2007, Ms. Sharp was awarded 16,000 shares of restricted stock. The restricted stock vests in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. As of the date of this filing, the Committee has made no stock option grants to Ms. Sharp in 2007.

Kerry A. Wentworth—Vice President, Clinical Operations and Regulatory Affairs

Compensation Actions for 2006:

•

Base Salary: In June 2006, our Compensation Committee set Ms. Wentworth’s 2006 base salary at $220,000, to be effective when she assumed her responsibilities as Vice President, Clinical Operations and Regulatory Affairs. This base salary represents an 18% increase from the prior year’s salary of $186,000. This increase was awarded by our Compensation Committee to recognize Ms. Wentworth’s accomplishments in 2005, her promotion to Vice President, Clinical Operations and Regulatory Affairs, and to bring her base salary in line with market benchmarks. As a result of this increase, Ms. Wentworth’s blended base salary for fiscal year 2006 was $203,331.

•

Annual Incentive Bonus: In March 2006, Ms. Wentworth was awarded a cash bonus of $37,200, which represents 100% of her target, under the Company’s Management Incentive Plan, the bonus program she participated in prior to being promoted to an executive officer, to reward her for her performance in 2005. In addition, in March 2006, Ms. Wentworth was also awarded a one-time performance bonus of $5,000 to reward her for her efforts in connection with the analysis and presentation of data from our Phase 3 renal cell carcinoma trial.

•

Equity Compensation: In March 2006, Ms. Wentworth was granted 20,000 stock options with an exercise price of $5.13 and 2,500 shares of restricted stock. The stock options vest in approximately equal annual increments over three years, beginning on the first anniversary of the grant, and the restricted stock grant vests in two years, the first third on the first anniversary of the grant and the remaining two-thirds on the second anniversary. In June 2006, our Compensation Committee granted Ms. Wentworth 60,000 stock options with an exercise price of $2.03 in connection with her promotion to Vice President, Clinical Operations and Regulatory Affairs. These options vest in equal annual increments over four years beginning with the first anniversary of the grant. In addition, in September 2006, Ms. Wentworth was granted 20,000 stock options with an exercise price of $1.63. The options vest in two years, the first third on the first anniversary and the remaining two-thirds on the second anniversary. All of these options were granted with the exercise prices equal to the fair market value on the date of the grant.

Compensation Actions for 2007:

•	Base Salary: As of the date of this filing, our Compensation Committee has made no change to Ms. Wentworth’s base salary for 2007.

•

Annual Incentive Bonus: In December 2006, our Compensation Committee recommended that Ms. Wentworth receive a cash bonus in the amount of $47,438, which represents 75% of her target to reward her performance in the 2006 performance year. The bonus was paid in January 2007.

•

Equity Compensation: In January 2007, Ms. Wentworth was granted 15,813 shares of restricted stock. The restricted stock vests in two years, 50% on the first anniversary of the grant and the remaining 50% on the second anniversary. As of the date of this filing, the Committee has made no stock option grants to Ms. Wentworth in 2007.

Peter Thornton—Former Senior Vice President and Chief Financial Officer

Compensation Actions for 2006:

•

Base Salary: Mr. Thornton’s base salary for 2006 remained at $285,000, unchanged from 2005. Mr. Thornton resigned in September 2006. As a result, his base salary paid in 2006 was $229,918, which included $10,688 of salary paid in lieu of vacation on termination of his employment.

•

Annual Incentive Bonus: In March 2006, our Compensation Committee approved an annual incentive bonus of $91,200 for Mr. Thornton, representing 80% of his target, to reward him for his performance in 2005.

•

Equity Compensation: In February 2006, our Compensation Committee granted Mr. Thornton 70,000 stock options with an exercise price of $6.34, which was the fair market value on the date of the grant. These options were scheduled to vest in three equal installments beginning with the first anniversary of the grant. As a result of Mr. Thornton’s resignation, this option grant was cancelled in September 2006.

Renu Gupta, M.D.—Former Senior Vice President of Development

Compensation Actions for 2006:

•

Base Salary: Dr. Gupta’s base salary for 2006 remained at $325,000, unchanged from 2005. Dr. Gupta resigned in August 2006. As a result, her base salary paid in 2006 was $250,109, which included $26,359 of salary paid in lieu of vacation on termination of employment. Dr. Gupta remains involved with Antigenics as a consultant and was paid approximately $6,250 in 2006 for her services in this role.

•

Annual Incentive Bonus: In March 2006, our Compensation Committee approved an annual incentive bonus of $97,500 for Dr. Gupta, representing 75% of her annual target, to reward her for her performance in 2005.

•

Equity Compensation: In February 2006, our Compensation Committee granted Dr. Gupta 50,000 stock options with an exercise price of $6.34, which was the fair market value on the date of the grant. These options vest annually in three equal installments beginning with the first anniversary of the grant. Due to Dr. Gupta’s continued affiliation with Antigenics as a consultant, these options continue to vest.

Bruce Leicher—Former Vice President and General Counsel and Secretary

Compensation Actions for 2006:

•

Base Salary: Mr. Leicher’s base salary for 2006 remained at $285,000, unchanged from 2005. Mr. Leicher resigned in December 2006. As a result, his salary paid in 2006 was $291,447 which included $6,447 of salary paid in lieu of vacation on termination of his employment.

•

Annual Incentive Bonus: In March 2006, our Compensation Committee approved an annual incentive bonus of $6,840 for Mr. Leicher. The bonus was prorated to reflect Mr. Leicher’s one month of employment in 2005. In addition, as part of his offer agreement, Mr. Leicher was paid a cash bonus of $35,000 in March 2006 and $35,000 in September 2006.

•

Equity Compensation: In September 2006, our Compensation Committee granted Mr. Leicher 50,000 stock options with an exercise price of $1.63, which was the fair market value on the date of the grant. The options were scheduled to vest in two years, the first third on the first anniversary and the remaining two-thirds on the second anniversary. As a result of Mr. Leicher’s resignation, this option grant was cancelled in December 2006.

Competitive Market Review

The market for experienced management is highly competitive. We aim to attract and retain highly qualified executives to manage each of our business functions. In doing so, we aim to draw upon a pool of talent that is highly sought after by both large and established pharmaceutical and biotechnology companies in and outside our geographic area and by other development-stage life science companies. The competition for research scientists and clinical development staff is also intense, both among the for-profit sector, including large pharmaceutical and smaller biotechnology companies, and the non-profit sector, including universities and research institutions.

We believe we have competitive advantages in our ability to offer significant upside potential through stock options and other equity instruments. Nonetheless, we must recognize market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel. In order to succeed in attracting highly talented executives, we continuously draw upon surveys presented by The Radford

Biotechnology division of AON Consulting, our compensation consultants, as well as other nationally recognized surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market Benchmarks: How We Define Market and How We Use Market Compensation Data. Since 2003, we have worked with an independent compensation consultant to evaluate our total compensation program and compare it to levels in the market. Our consultant works directly with our Vice President of Human Resources and the Compensation Committee to interpret results, make certain specific and general recommendations, and assist in the determination of next steps.

Defining the Market. For 2006, we used two market references to compare our executive total compensation practices and levels to those in the market:

•

Biotechnology Peer Group—a group of biotechnology companies at a similar stage of development, and in certain cases, similar therapeutic targets. Data is drawn directly from these companies’ proxy statements.

•

Radford Biotechnology Executive Compensation Report by AON Consulting: A national survey of executive compensation levels and practices that covers approximately 1,300 positions in 550 organizations. We focus primarily on a predetermined subset of companies with between 50 and 149 employees. This subset was changed in 2006 to reflect our reduction in headcount.

Determining Market Levels and Specific Comparisons. We compare our practices and levels by each compensation component, by total annual compensation (including target annual incentive opportunity) and by total compensation including equity compensation components. The competitive comparisons made in this process are used to determine our approximate position relative to the appropriate market benchmark by compensation component and in total.

Total Compensation

We intend to continue our strategy of compensating our named executive officers at competitive levels, with the opportunity to earn above-market pay for above-market performance, through programs that emphasize performance-based incentive compensation in the form of cash and equity.

For 2006, the total compensation paid to the named executive officers generally fell between the 50th and 75th percentile of total compensation paid to executives holding equivalent positions in our peer group of companies. We believe that the total compensation was reasonable in the aggregate. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual cash incentive awards (bonus), long-term equity-based incentive compensation, and certain other benefits.

The competitive posture of our total annual compensation versus the market benchmarks will vary year to year based on Company, functional area, and individual performance, as well as the performance of the peer group companies and their respective level of annual performance bonus awards made to their executives. We believe our target total annual direct compensation is generally positioned at approximately the 60th to 75th percentile, with an emphasis on performance based variable compensation.

Evolution of our Compensation Strategy

Our compensation strategy is necessarily tied to our stage of development. Accordingly, the specific direction, emphasis, and components of our executive compensation program continue to evolve in parallel with the evolution of our business strategy. For example, we expect that if we become a fully integrated commercial company, our executive compensation program, in particular our Executive Incentive Plan, will focus more on quantitative performance metrics. Our Compensation Discussion and Analysis would, in the future, reflect these evolutionary changes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists entirely of independent directors who are not officers or employees of Antigenics. The Compensation Committee charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair)

Noubar Afeyan, Ph.D.

Margaret M. Eisen

Timothy R. Wright

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation for 2006

This table shows certain information about the compensation earned in 2006 by our Chief Executive Officer, our former and current Chief Financial Officer, each of our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2006, and two of our former executive officers for whom disclosure would have been required if they had continued in their positions through the end of 2006. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(5) ($)	Option Awards(6) ($)	All Other Compensation(7) ($)	Total ($)
Garo H. Armen, Ph.D. (1) Chief Executive Officer	2006	440,000	—	—	940,359	39,910	1,420,269
Shalini Sharp Vice President and Chief Financial Officer	2006	181,921	48,000	3,329	80,418	10,712	324,380
Peter Thornton (2) Former Sr. Vice President and Chief Financial Officer	2006	229,918	—	—	334,962	43,093	607,973
Roman M. Chicz, Ph.D. Sr. Vice President, Research and Development	2006	284,618	85,500	—	192,755	12,013	574,886
Kerry A. Wentworth Vice President, Clinical Operations and Regulatory Affairs	2006	203,331	52,586	3,329	91,563	14,901	365,710
Bruce A. Leicher (3) Former Vice President, General Counsel and Secretary	2006	291,447	70,000	—	90,719	13,223	465,389
Renu Gupta, M.D. (4) Former Senior Vice President, Development	2006	250,109	—	—	220,380	30,418	500,907

(1)	As an employee-director, Dr. Armen receives no additional compensation for his services to the Board.
(2)	Mr. Thornton resigned as Senior Vice President and Chief Financial Officer effective September 30, 2006 and became a director on December 7, 2006. The information in this table only covers Mr. Thornton’s tenure as a named executive officer in 2006 and not as a director, since Mr. Thornton was never simultaneously an employee and director. Mr. Thornton’s director compensation is disclosed below under “Director Compensation.” The options represented in the table above expired by December 31, 2006.
(3)	Mr. Leicher resigned as Vice President, General Counsel and Secretary effective December 15, 2006. The options represented in the table above expired by March 15, 2007.
(4)	Dr. Gupta resigned as Senior Vice President, Development effective August 31, 2006. Dr. Gupta remains involved with Antigenics as a consultant and was paid approximately $6,250 in 2006 for her services in this role.
(5)	Based on the fair value of nonvested shares on the grant date. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed on March 16, 2007 for assumptions applied.
(6)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed on March 16, 2007 for assumptions applied.

(7)	Please see the table below.

Executive Officer	Insurance Premiums ($)	401(k) Company Match ($)	Car Service to Base Office ($)	Discounted Securities Purchases ($)	Payments / Accruals on Termination Plan ($)	Relocation Assistance ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	14,347	4,569	17,769	—	—	—	3,225	39,910
Shalini Sharp	2,174	6,159	—	1,618	—	—	761	10,712
Peter Thornton	11,365	9,277	—	1,618	—	20,833	—	43,093
Roman M. Chicz, Ph.D.	2,200	9,691	—	—	—	—	122	12,013
Kerry A. Wentworth	5,636	9,150	—	—	—	—	115	14,901
Bruce A. Leicher	13,223	—	—	—	—	—	—	13,223
Renu Gupta, M.D.	9,633	8,250	3,841	—	8,694	—	—	30,418

Grants of Plan-Based Awards for 2006

This table shows our grants of plan-based awards to named executive officers in 2006:

Executive Officer	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Garo H. Armen, Ph.D.	9/15/06	(1)	—	318,227	1.63	390,019
Chief Executive Officer

Shalini Sharp	3/22/06	(2)	—	20,000	5.13	55,264
Vice President and Chief Financial	3/22/06	(3)	2,500	—	—	12,825
Officer	9/13/06	(4)	—	60,000	1.74	78,504
	9/15/06	(1)	—	22,267	1.63	27,290

Peter Thornton	2/24/06	(5)	—	70,000	6.34	337,904
Former Sr. Vice President and Chief Financial Officer

Roman M. Chicz, Ph.D.	2/24/06	(2)	—	50,000	6.34	241,360
Sr. Vice President, Research and	9/15/06	(1)	—	66,667	1.63	81,707
Development

Kerry A. Wentworth	3/22/06	(2)	—	20,000	5.13	55,264
Vice President, Clinical Operations	3/22/06	(3)	2,500	—	—	12,825
and Regulatory Affairs	6/14/06	(4)	—	60,000	2.03	91,980
	9/15/06	(1)	—	20,000	1.63	24,512

Bruce A. Leicher	9/15/06	(6)	—	50,000	1.63	61,280
Former Vice President, General Counsel and Secretary

Renu Gupta, M.D.	2/24/06	(2)	—	50,000	6.34	241,360
Former Senior Vice President, Development

(1)	Vests one-third on September 15, 2007 and two-thirds on September 15, 2008.
(2)	Vests equally over three years beginning on the first anniversary of the grant date.
(3)	Vests one-third on March 22, 2007 and two-thirds on March 22, 2008.
(4)	Vests equally over four years beginning on the first anniversary of the grant date.
(5)	Options expired by December 31, 2006.
(6)	Options expired by March 15, 2007.

Our compensation package for named executive officers consists of base salary, an annual incentive bonus, and long-term compensation in the form of stock options. We also provide benefits and severance/termination protection. In light of our stage of development and the importance of achieving our short- and long-term strategic objectives, considerable emphasis is placed on the annual incentive bonus and equity-based compensation components of the total compensation package. Dr. Armen, Dr. Chicz, Ms. Sharp and Ms. Wentworth each currently have, and Mr. Leicher and Mr. Thornton each had, an employment agreement providing a minimum base salary. The employment agreements for our current and former executive officers entitle them to participate in employee benefit and fringe benefit plans and programs made available to executives generally. Additionally, the employment agreements provide for the reimbursement of reasonable, customary and necessary business expenses, subject to our Travel Policy. For our executives, all other compensation items, including perquisites, comprise a small portion of overall total compensation.

As discussed in the Compensation Discussion and Analysis, in 2003, the Compensation Committee adopted an Executive Incentive Plan (“EIP”). The purpose of the EIP is to provide additional incentives for executive officers to contribute to the success of the Company. The plan provides for significant competitive incentive awards which relate directly to the achievement of corporate objectives and individual performance goals. This, in turn, is expected to promote the interests of stockholders and enhance our ability to attract, motivate and retain high performing executive officers. Target incentive awards typically range from 30-50% of an executive officer’s base salary. Funding for the target incentive awards is based on the extent to which we achieve a predetermined set of corporate objectives and milestones. Individual awards are adjusted to reflect the individual executive officer’s contribution to achieving these corporate objectives and milestones.

Furthermore, we grant stock options to executive officers under our 1999 Equity Incentive Plan. Our stock option program is designed to directly align the long-term financial interests of our executive officers and our stockholders, to assist in the retention of executive officers by providing meaningful ownership interest in Antigenics that vests over time, and to encourage our executive officers to think and act like owners of the business. Historically, we generally had used a five-year vesting period and a ten-year exercise period for stock option grants. Beginning with grants made in February 2004, we changed the vesting period from five to four years to be more consistent with market practice.

Although our policy is to generally make awards with a four-year vesting period, in February 2006, we made grants to executives that had a three-year vesting period to further the retention goals of these awards. In September 2006, a second grant was made that had a two-year vesting period, the first third on the first anniversary of the grant date and the balance on the second anniversary.

The exercise price for all stock options granted in 2006 equaled the fair market value of the common stock on the date of the grant. From January 1, 2006 to September 14, 2006, fair market value on the date of grant was determined as the closing market price of the common stock on the last trading day immediately prior to the date of the grant. For all stock options granted after September 14, 2006, we determined fair market value on the date of grant as the closing market price of the common stock on the date of the grant.

Ms. Sharp and Ms. Wentworth received grants of restricted stock in 2006 prior to either of them becoming named executive officers. These restricted stock awards vest in two years, the first third on the first anniversary of the grant and the remaining two-thirds on the second anniversary. We did not grant any other awards of common stock to executive officers in 2006.

We typically grant stock options to new executive officers when they start employment and on an annual basis and upon promotions to positions of greater responsibility. In determining the size of an annual executive grant, we consider the position level, the degree to which the executive’s contributions impacted our results in the past year, the importance of the executive’s skills to our future success, the size of the executive’s current equity position, and competitive market benchmarks.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table shows outstanding equity awards for the named executive officers as of December 31, 2006:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(23) ($)
Garo H. Armen, Ph.D. Chief Executive Officer	82,820 171,861	— —		12.07 12.07	2/1/09 4/29/09	— —		— —
	120,000	30,000	(1)	14.85	3/14/12	—		—
	45,000	30,000	(2)	7.45	3/14/13	—		—
	87,500	87,500	(3)	10.18	3/11/14	—		—
	75,000	225,000	(4)	6.92	3/10/15	—		—
	—	318,227	(5)	1.63	9/15/16	—		—
Shalini Sharp Vice President and Chief Financial Officer	12,000	8,000	(6)	12.45	8/5/13	—		—
	3,400	3,400	(7)	10.36	2/18/14	—		—
	5,000	15,000	(8)	9.43	1/10/15	—		—
	—	20,000	(9)	5.13	3/22/16	2,500	(12)	4,575
	—	60,000	(10)	1.74	9/13/16	—		—
	—	22,267	(11)	1.63	9/15/16	—		—
Peter Thornton Former Sr. Vice President and Chief Financial Officer	—	—		—	—	—		—
Roman M. Chicz, Ph.D. Sr. Vice President, Research and Development	62,500	62,500	(13)	7.27	7/26/14	—		—
	12,500	12,500	(14)	8.13	12/8/14	—		—
	—	50,000	(15)	6.34	2/24/16	—		—
	—	66,667	(16)	1.63	9/15/16	—		—
Kerry A. Wentworth Vice President, Clinical Operations and Regulatory Affairs	20,000	20,000	(17)	6.77	11/1/14	—		—
	—	20,000	(9)	5.13	3/22/16	2,500	(12)	4,575
	—	60,000	(18)	2.03	6/14/16	—		—
	—	20,000	(19)	1.63	9/15/16	—		—
Bruce A. Leicher Former Vice President, General Counsel and Secretary	37,500	—		5.62	3/15/07	—		—
Renu Gupta, M.D. Former Senior Vice President, Development	75,000	50,000	(20)	10.94	11/3/13	—		—
	12,500	12,500	(21)	5.86	10/19/14	—		—
	25,000	25,000	(22)	8.13	12/8/14	—		—
	—	50,000	(15)	6.34	2/24/16	—		—

(1)	The options vest with respect to 30,000 additional shares on March 14, 2007, provided Dr. Armen remains employed with us.

(2)	The options vest with respect to 15,000 additional shares on each of March 14, 2007 and 2008, provided Dr. Armen remains employed with us.
(3)	The options vest with respect to 43,750 additional shares on each of March 11, 2007 and 2008, provided Dr. Armen remains employed with us.
(4)	The options vest with respect to 75,000 additional shares on each of March 10, 2007, 2008, and 2009, provided Dr. Armen remains employed with us.
(5)	The options vest with respect to 105,014 additional shares on September 15, 2007 and 213,213 additional shares on September 15, 2008, provided Dr. Armen remains employed with us.
(6)	The options vest with respect to 4,000 additional shares on each of August 5, 2007 and 2008, provided Ms. Sharp remains employed with us.
(7)	The options vest with respect to 1,700 additional shares on each of February 18, 2007 and 2008, provided Ms. Sharp remains employed with us.
(8)	The options vest with respect to 5,000 additional shares on each of January 10, 2007, 2008, and 2009, provided Ms. Sharp remains employed with us.
(9)	The options vest with respect to 6,667 additional shares, 6,666 additional shares, and 6,667 additional shares on March 22, 2007, 2008, and 2009, respectively, provided the executive remains employed with us.
(10)	The options vest with respect to 15,000 additional shares on each of September 13, 2007, 2008, 2009, and 2010, provided Ms. Sharp remains employed with us.
(11)	The options vest with respect to 7,348 additional shares on September 15, 2007 and 14,919 additional shares on September 15, 2008, provided Ms. Sharp remains employed with us.
(12)	The restricted stock vests with respect to 825 additional shares on March 22, 2007 and 1,675 additional shares on March 22, 2008, provided the executive is still employed with us.
(13)	The options vest with respect to 31,250 additional shares on each of July 26, 2007 and 2008, provided Dr. Chicz remains employed with us.
(14)	The options vest with respect to 6,250 additional shares on each of December 8, 2007 and 2008, provided Dr. Chicz remains employed with us.
(15)	The options vest with respect to 16,667 additional shares, 16,666 additional shares, and 16,667 additional shares on February 24, 2007, 2008, and 2009, respectively, provided the executive continues to provide service to us.
(16)	The options vest with respect to 22,000 on September 15, 2007 and 44,667 additional shares on September 15, 2008, provided Dr. Chicz remains employed with us.
(17)	The options vest with respect to 10,000 additional shares on each of November 1, 2007 and 2008, provided Ms. Wentworth remains employed with us.
(18)	The options vest with respect to 15,000 additional shares on each of June 14, 2007, 2008, 2009, and 2010, provided Ms. Wentworth remains employed with us.
(19)	The options vest with respect to 6,600 on September 15, 2007 and 13,400 additional shares on September 15, 2008, provided Ms. Wentworth remains employed with us.
(20)	The options vest with respect to 25,000 additional shares on each of November 3, 2007 and 2008, provided Dr. Gupta continues to provide services to us.
(21)	The options vest with respect to 6,250 additional shares on each of October 19, 2007 and 2008, provided Dr. Gupta continues to provide services to us.
(22)	The options vest with respect to 12,500 additional shares on each of December 8, 2007 and 2008, provided Dr. Gupta continues to provide services to us.
(23)	We valued the stock awards using the closing price of our common stock on the NASDAQ Global Market on December 29, 2006, which was $1.83 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

Option Exercises and Stock Vested for 2006

The following table shows information about stock options exercised and the value realized on these awards by our named executive officers in 2006. No shares of stock awards were acquired upon vesting for our named executive officers in 2006.

	Option Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)
Garo H. Armen, Ph.D. Chief Executive Officer	51,610	276,114

Pension Benefits for 2006

We do not have any plans providing for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans for 2006

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change of Control

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to some of the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. Dr. Armen, Dr. Chicz, Ms. Sharp, and Ms. Wentworth are each currently party to employment agreements providing for payments in connection with such officers’ termination or a change of control. Mr. Leicher and Mr. Thornton were each party to similar employment agreements prior to their resignation from Antigenics. The following text and tables summarize the potential payments to each applicable named executive officer assuming that the triggering event occurred on December 31, 2006, the last day of our fiscal year.

Our Chief Executive Officer

Under Dr. Armen’s employment agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason (as defined), he is entitled to the greater of (i) benefits payable under an executive severance plan, if such a plan exists on the date of termination, or (ii) 18 months of his base salary plus a lump sum payment of 150% of the higher of his target incentive bonus for that year or his last actual incentive bonus, as well as coverage under our medical and dental plans for 18 months following the date of termination, a lump sum payment of $15,000 for outplacement assistance, a gross-up for any taxes with respect to such outplacement assistance payment, a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code and, at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under Dr. Armen’s employment agreement, “good reason” means the occurrence of any of the following events:

(i)	failure to continue Dr. Armen in the position of Chief Executive Officer,

(ii)	a material and substantial diminution in the nature or scope of his responsibilities,

(iii)	a material reduction in base salary or benefits, or

(iv)	relocation of Dr. Armen’s principal office, without his prior consent, to a location more than 30 miles away.

Upon a change of control, 50% of any of Dr. Armen’s outstanding unvested stock options as of the change of control date become vested and exercisable. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target incentive bonus for that year or his last actual incentive bonus,

•	coverage under our medical and dental plans for 24 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code, and

•	acceleration of vesting for all unvested stock options as of the date of termination.

Additionally, under Dr. Armen’s employment agreement, he is subject to a non-competition and non-solicitation period for the greater of 18 months post-termination or the period during which he is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination	Termination in Connection with a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	880,000	660,000
Bonus Payment	440,000	330,000
Acceleration of Vesting of Equity	50,258	N/A
Perquisites and Other Personal Benefits	60,641	52,547
Gross-up Payments for Change of Control Excise Taxes	501,876	N/A
Total:	1,932,775	1,042,547

*	We used the following assumptions to calculate these payments:

•

We valued stock options accelerated using the closing price of our common stock on the NASDAQ Global Market on December 29, 2006, which was $1.83 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

•

We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within two years of termination or change of control (or, in the case of a termination absent a change in control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.
•

Gross-up payments assume a December 31, 2006 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $1.83 (the closing price of our common stock on December 29, 2006, the last business day of the year) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Other Named Executive Officers

Under the employment agreements for Dr. Chicz, Ms. Sharp, and Ms. Wentworth, if we terminate each officer’s employment without cause or if each officer terminates his or her employment for good reason, each officer is entitled to:

•	the greater of:

(i)	benefits payable under an executive severance plan, if such a plan exists on the date of termination, or
(ii)	12 months of his or her base salary plus a lump sum payment of the higher of his or her target incentive bonus for that year or his or her last actual incentive bonus,

•	coverage under our medical and dental plans for 12 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Under the employment agreements for the various named executives, “good reason” means the occurrence of any of the following events:

Good Reason	Dr. Chicz	Ms. Sharp		Ms. Wentworth
Failure to continue in named position	X
Material and substantial diminution in nature of scope of responsibilities	X	X	(1)	X	(1)
Material reduction in base salary or benefits	X	X		X
Relocation of office by more than 30 miles (without prior consent)	X	X	(1)	X	(1)
Change of principal place of business from California		X	(2)

(1)	For purposes of change of control.
(2)	Termination benefit at reduced level in comparison with other good reason.

Under the employment agreements for Dr. Chicz, Ms. Sharp, and Ms. Wentworth, upon a change of control:

•	50% of any of each officer’s outstanding unvested stock options as of the change of control date become vested and exercisable, and

•	If a change of control occurs and, within 18 months, we terminate the officer’s employment without cause or if the officer terminates his or her employment for good reason, the officer is entitled to:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of their target incentive bonus for that year or their last actual incentive bonus,

•	coverage under our medical and dental plans for 18 months following the date of termination,

•	a lump sum payment of $15,000 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment,

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Internal Revenue Code, and

•	the acceleration of vesting for all unvested stock options as of the date of termination.

Under Ms. Sharp’s employment agreement, her principal place of business is in California. If Ms. Sharp is asked to relocate to the Company’s New York or Massachusetts locations, she has the right to terminate the agreement, and upon such termination, Ms. Sharp is entitled to:

•	six months of her base salary plus a lump sum payment of the higher of one-half of her target incentive bonus for that year or one-half of her actual incentive bonus,

•	coverage under our medical and dental plans for six months following the date of termination,

•	a lump sum payment of $7,500 for outplacement assistance,

•	a gross-up for any taxes with respect to such outplacement assistance payment, and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Additionally, under the officers’ employment agreements, they are each subject to a non-competition and non-solicitation period for the greater of 12 months post-termination or the period during which the officer is receiving post-termination payments from us.

Executive Benefits and Payments Upon Termination	Termination in Connection with a Change of Control* ($)			Termination without Cause or with Good Reason* ($)
	Dr. Chicz	Ms. Sharp	Ms. Wentworth	Dr. Chicz	Ms. Sharp	Ms. Wentworth
Base Salary	427,500	360,000	330,000	285,000	240,000	220,000
Bonus Payment	171,000	144,000	115,500	114,000	96,000	77,000
Acceleration of Vesting of Equity	10,529	11,086	7,090	N/A	N/A	N/A
Perquisites and Other Personal Benefits	32,207	35,630	39,124	32,207	35,179	36,249
Gross-up Payments for Change of Control Excise Taxes	N/A	191,543	N/A	N/A	N/A	N/A
Total:	641,236	742,259	491,714	431,207	371,179	333,249

*	We used the following assumptions to calculate these payments:

•	We valued stock options accelerated using the closing price of our common stock on the NASDAQ Global Market on December 29, 2006, which was $1.83 per share, utilizing the same assumptions that we utilize under SFAS No. 123R for our financial reporting.

•

We assumed in each case that termination is not for cause, the executive does not violate his or her non-competition or non-solicitation agreements with us following termination, the executive does not receive medical and life insurance coverage from another employer within two years of termination or change of control (or, in the case of a termination absent a change of control, within the remaining term of the agreement, if longer) and the executive does not incur legal fees requiring reimbursement from us.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles.

•	Gross-up payments assume a December 31, 2006 change of control and termination date. For purposes of these payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $1.83 (the closing price of our common stock on December 29, 2006, the last business day of the year) over the exercise price per share under the option, multiplied by the number of shares subject to the option. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

Change of Control Arrangements Under Our 1999 Equity Incentive Plan

Under our 1999 Equity Incentive Plan, in the event of a change of control (as defined by the Committee appointed by the Board to administer the plan), the Committee in its discretion may provide for acceleration of unvested options, provide for a cash-out of options, adjust the options to reflect the change of control, or cause the options to be assumed.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for their service as a non-employee director in 2006:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2) ($)	Total ($)
Tom Dechaene	35,500	20,141	55,641

Margaret M. Eisen	35,250	20,141	55,391

Wadih Jordan	31,000	20,141	51,141

Hyam I. Levitsky, M.D.	10,750	2,874	13,624

Timothy R. Wright	—	716	716

Noubar Afeyan, Ph.D.	31,500	20,141	51,641

Frank V. AtLee III	47,500	20,141	67,641

Mark Kessel	19,500	20,141	39,641

Alastair J.J. Wood	17,250	3,668	20,918

Gamil de Chadarevian	13,000	—	13,000

Peter Thornton (3)	—	716	716

(1)	Includes fees earned in 2006 but deferred pursuant to our Directors’ Deferred Compensation Plan.
(2)	We use the Black-Scholes option pricing model to value the options granted. Please see the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed on March 16, 2007 for assumptions applied. Each director with the exception of Mr. Levitsky, Mr. Wright, Mr. de Chadarevian, and Mr. Thornton were granted 15,000 options with a grant date fair value of $20,141 during 2006. Mr. Levitsky, Mr. Wright, and Mr. Thornton were each granted 25,000 options with a grant date fair value of $28,680, $31,475, and $31,475, respectively, during 2006. Mr. de Chadarevian did not receive an option grant during 2006 due to his resignation in June 2006.
(3)	Mr. Thornton resigned as Senior Vice President and Chief Financial Officer effective September 30, 2006 and became a director on December 7, 2006. The table includes Mr. Thornton as he is a non-employee director and was never simultaneously an executive officer and a director. Mr. Thornton’s executive officer compensation is disclosed above under “Compensation for Executive Officers”.

Employee directors do not receive any additional compensation for their service as a director. Non-employee directors, other than Dr. Srivastava, who is a consultant, are eligible to receive the compensation set forth in the table below. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities. Based on this review, the Compensation Committee recommended and the full Board approved an increase in director compensation, effective October 1, 2006, set forth below:

Cash and Equity Compensation for Non-Employee Directors for 2006

Type of Fee	Prior to October 1, 2006	As of October 1, 2006
Annual retainer	$20,000	$34,000
Additional annual retainer for Lead Director	$10,000	$18,000
Additional annual retainer for Audit and Finance Committee Chair	$10,000	$18,000
Additional annual retainer for Audit and Finance Committee member	$6,000	$9,000
Additional annual retainer for Compensation Committee Chair	$7,500	$7,500
Additional annual retainer for Compensation Committee member	$5,000	$5,000
Additional annual retainer for Corporate Governance and Nominating Committee Chair	$6,000	$6,000
Additional annual retainer for Corporate Governance and Nominating Committee member	$3,000	$3,000
Additional annual retainer for Litigation Committee Chair (1)	$4,500	$—
Additional annual retainer for Litigation Committee member (1)	$2,250	$—
Additional annual retainer for Research & Development Committee Chair	$6,000	$6,000
Additional annual retainer for Research & Development Committee member	$3,000	$3,000
Initial stock option grant (2)	25,000 shares	25,000 shares
Annual stock option grant (2)	15,000 shares	15,000 shares

(1)	The Litigation Committee has been disbanded.
(2)	Each stock option grant vests over three years in equal annual installments. Any unvested portion vests automatically on the last day of the term of a director who does not stand for reelection at the end of his or her term.

Antigenics also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

Our Directors’ Deferred Compensation Plan permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation in the form of equity under the Directors’ Deferred Compensation Plan.

The Board of Directors has adopted a policy guideline that encourages directors to hold 10,000 shares of equity within a reasonable period of time following their election or appointment to the Board. The directors may utilize the Directors’ Deferred Compensation Plan to acquire these shares. In accordance with the requirements of the plan, elections to defer such compensation must be made prior to the end of the third quarter of the prior calendar year. In some cases a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

Since March 1995, Antigenics has engaged Dr. Srivastava, our Founding Scientist, as a consultant. Under his consulting agreement, he provides services to the Company and serves as the Chair of the Company’s Scientific Advisory Board. Dr. Srivastava’s current consulting agreement expires in March 2011. We paid Dr. Srivastava $175,000 for his services in 2006. In March 2007, the Compensation Committee approved the payment of $50,000 for the twelve-month period ending March 31, 2008.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 2, 2007, Antigenics had 45,887,748 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Antigenics common stock, as of that date, by:

•	each of our current directors,

•	each nominee for director,

•	our current Chief Executive Officer,

•	our current and former Chief Financial Officer,

•	each of our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2006 and are named in the Summary Compensation Table,

•	each of two of our former executive officers for whom disclosure would have been required if they had continued in their positions through the end of 2006, and

•	all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power as of April 2, 2007, and we have included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after April 2, 2007 through the exercise of any stock options, or in the case of directors, any shares to be distributed under the Directors’ Deferred Compensation Plan. All shares that a person has a right to acquire within 60 days of April 2, 2007 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010.

Name	Number of Issued Shares		Number of Shares Issuable(1)		Total	Percent
Garo H. Armen, Ph.D. (2)	551,610	(3)	745,931		1,297,541	2.8%
Tom Dechaene	—		60,544	(4)	60,544	*
Margaret M. Eisen	5,000		50,000		55,000	*
Wadih Jordan	—		76,190	(5)	76,190	*
Hyam I. Levitsky, M.D.	—		—		—	*
Peter Thornton	13,188		—		13,188	*
Timothy R. Wright	—		—		—	*
Noubar Afeyan, Ph.D. (2)	—		235,274	(6)	235,274	*
Frank V. AtLee III	—		94,117	(7)	94,117	*
Pramod K. Srivastava, Ph.D. (2)	1,610		395,867		397,477	*
Brian Corvese	—		—		—	*
Shalini Sharp	20,022		33,767		53,789	*
Roman M. Chicz, Ph.D.	2,500		91,667		94,167	*
Kerry A. Wentworth	561		26,667		27,228	*
Bruce A. Leicher	—		—		—	*
Renu Gupta	—		129,167		129,167	*
All current directors and executive officers as a group (14 persons)	594,491		1,810,024	(8)	2,404,515	5.2%

*	Less than one percent
(1)	Shares that can be acquired upon the exercise of stock options vested as of 60 days following April 2, 2007, and in the case of directors, shares to be distributed under the Directors’ Deferred Compensation Plan.
(2)	For Dr. Armen, excludes shares beneficially owned through Founder Holdings Inc. and Antigenics Holdings L.L.C. Founder Holdings Inc. owns approximately 79% of the outstanding members’ equity of Antigenics Holdings L.L.C. Antigenics Holdings L.L.C. owns approximately 24.3% of our common stock. Drs. Armen and Srivastava are managers of Antigenics Holdings L.L.C. Dr. Armen is a director of Founder Holdings Inc. The following individuals beneficially own the indicated percentages of Founder Holdings Inc. outstanding common stock:

Individual	Percentage
Garo H. Armen, Ph.D	42.9%
Pramod K. Srivastava, Ph.D	19.4%
Noubar Afeyan, Ph.D	1.0%

The following individuals own the indicated percentage interests in Antigenics Holdings L.L.C.:

Individual	Percentage
Garo H. Armen, Ph.D	13.6%
Pramod K. Srivastava, Ph.D	6.2%

(3)	Includes 335,000 shares of our stock held by Armen Partners, LP, a limited partnership in which Dr. Armen is the general partner.
(4)	Includes 8,344 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(5)	Includes 26,190 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(6)	Includes 25,661 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(7)	Includes 39,117 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan.
(8)	Includes 99,312 deferred shares to be distributed in accordance with the terms of our Directors’ Deferred Compensation Plan and excludes shares held by Antigenics Holdings L.L.C. as described in footnote (2).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 2, 2007 by each person known to us owning beneficially more than 5% of any class of our capital stock.

Name and Address	Title of Class	Number of Shares		Percent
Antigenics Holdings L.L.C. (1) c/o Antigenics Inc. 162 Fifth Avenue, Suite 900 New York, New York 10010	Common	11,154,274	(1)	24.3%

Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Preferred	5,546,240 31,620	(2)	12.1 100.0	% %

(1)	Founder Holdings Inc. owns approximately 79% of the outstanding members’ equity of Antigenics Holdings L.L.C. Antigenics Holdings L.L.C. owns approximately 24% of our common stock. Drs. Armen and Srivastava are managers of Antigenics Holdings L.L.C. Dr. Armen is a director of Founder Holdings Inc. The following individuals beneficially own the indicated percentages of Founder Holdings Inc. outstanding common stock:

Individual	Percentage
Garo H. Armen, Ph.D	42.9%
Pramod K. Srivastava, Ph.D	19.4%
Noubar Afeyan, Ph.D	1.0%

The following individuals own the indicated percentage interests in Antigenics Holdings L.L.C.:

Individual	Percentage
Garo H. Armen, Ph.D	13.6%
Pramod K. Srivastava, Ph.D	6.2%

(2)	Mr. Kelley owns 31,620 shares of our Series A Convertible Preferred Stock, our only shares of outstanding preferred stock. These shares have an initial conversion price of $15.81 and are currently convertible into 2 million shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A Convertible Preferred Stock into shares of common stock as of April 2, 2007, he would have held 7,546,240 shares of our common stock, or 15.8% of the shares outstanding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2006 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements other than each non-employee director failed to timely file a Form 4 to reflect his or her annual stock option award on April 15, 2006. Each Form 4 listed above was filed with the SEC, but was not filed within the two day time period provided for in Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

As of December 31, 2006, we had invested $2.8 million in a limited partnership, Applied Genomic Technology Capital Fund, L.P. (“AGTC”). Our total capital commitment to AGTC was $3.0 million. The general partner of AGTC is AGTC Partners, L.P. The management company for AGTC is NewcoGen Group Inc., which is a wholly owned subsidiary of Flagship Ventures Management, Inc. (“Flagship”). Noubar Afeyan, Ph.D., who is one of our directors, is the Managing Partner and Chief Executive Officer of Flagship. In addition, until 2004, Garo H. Armen, Ph.D., our Chairman and Chief Executive Officer, was a director of NewcoGen Group Inc. During December 2006, we entered into formal plans to sell our limited partner interest in AGTC, identified potential buyers, and received offers. On February 2, 2007, we completed the sale of our limited partner interest to an accredited investor.

In March 1995, we entered into a consulting agreement with Dr. Pramod Srivastava, our Founding Scientist. This agreement was scheduled to expire in March 2005 but was extended for an additional one-year period until March 2006. This agreement expired on March 28, 2006, and we entered into a new five-year consulting agreement with Dr. Srivastava, effective March 28, 2006. We paid Dr. Srivastava $175,000 for his services for the twelve-month period ended March 31, 2007. In March 2007, the Compensation Committee approved the payment of $50,000 for the twelve-month period ending March 31, 2008.

In February 1998, we entered into a research agreement with the University of Connecticut Health Center (“UConn”) to fund research in Dr. Pramod Srivastava’s laboratory at UConn. Dr. Srivastava is a member of the faculty of the University of Connecticut School of Medicine and one of our directors. Effective December 31, 2006, this agreement has been terminated and a termination fee of $250,000 was paid to UConn in January 2007.

In September 2004, we entered into a $60,000 one-year service agreement with Techsoft, Inc. d.b.a. Medical Systems and NG Techsoft Pvt. for data management services. Navin Gupta is the President and CEO of Techsoft, Inc. d.b.a. Medical Systems, Director and Chairman of the Board of NG Techsoft Pvt Ltd. and is the spouse of Renu Gupta, who was our Senior Vice President of Development until August 31, 2006. This agreement was extended several times during 2005 to obtain data management and processing services and expired in May 2006. For the year ended December 31, 2006, we incurred expenses of approximately $125,000 under this agreement.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a Committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is in the best interest of Antigenics.

To identify related party transactions each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Business Conduct and Ethics is posted on the corporate governance section of our website at http://www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

PROPOSAL 2—PROPOSAL TO AMEND OUR 1999 EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

The Board of Directors has adopted, subject to stockholder approval, an amendment to our 1999 Employee Stock Purchase Plan (the “1999 ESPP”) to increase the number of shares of Antigenics common stock reserved for purchase under the 1999 ESPP from 300,000 shares to 450,000 shares.

The proposed amendment will assure that a sufficient reserve of common stock is available for purchase under the 1999 ESPP in order to allow us to provide eligible employees of Antigenics with the opportunity to acquire common stock in the Company by participating in a payroll-deduction based employee stock purchase program designed to operate in compliance with Section 423 of the Internal Revenue Code. The 1999 ESPP is intended to promote stock ownership among employees, which should lead to increased identification with stockholders’ interests. It also serves an important compensation function. The closing price of our common stock on April 17, 2007, as reported by the NASDAQ Global Market, was $3.96 per share.

The following is a summary of the plan’s principal features. This summary of our 1999 ESPP is qualified in its entirety by reference to the full text of the 1999 ESPP which is included as Appendix A to this proxy statement.

Summary of the 1999 ESPP

Rights to purchase shares of common stock under the 1999 ESPP are granted at the discretion of our Compensation Committee, which also determines the frequency and duration of individual offerings under the 1999 ESPP and the date(s) when stock may be purchased. Offerings may last up to twenty-seven months, but we currently expect that each will last six months. All of our employees who have worked for a specified amount of time are eligible to participate in the 1999 ESPP.

Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share in any offering is 85% of the lower of the fair market value of the common stock on the first day or last day of the offering, and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Committee. An employee’s purchases in any year are limited to the lesser of $25,000 worth of stock, determined by the fair market value of the common stock at the time the offering begins, or 15% of the employee’s base pay (or such lesser percentage as the Board of Directors may fix). The 1999 ESPP terminates on November 15, 2009.

New Plan Benefits

The number of shares to be purchased under the 1999 ESPP in 2007 by the named executive officers (as defined under “Compensation of Executive Officers”), all current executive officers as a group and all current employees who are not executive officers as a group, is not determinable at this time. Therefore, the following table sets forth the shares purchased in 2006 by the persons and groups listed below with respect to the 1999 ESPP.

1999 Employee Stock Purchase Plan

Name and Position	Number of Shares	Weighted Average Purchase Price ($)
Garo H. Armen, Ph.D. Chief Executive Officer	—	—
Shalini Sharp Vice President and Chief Financial Officer	5,219	1.81
Peter Thornton Former Sr. Vice President and Chief Financial Officer	5,219	1.81
Roman M. Chicz, Ph.D. Sr. Vice President, Research and Development	—	—
Kerry A. Wentworth Vice President, Clinical Operations and Regulatory Affairs	—	—
Bruce A. Leicher Former Vice President, General Counsel and Secretary	—	—
Renu Gupta, M.D. Former Senior Vice President, Development	—	—
All current executive officers as a group (4 persons)	5,219	1.81
All employees, including all current officers who are not executive officers, as a group	42,034	1.69

Federal Income Tax Consequences

The 1999 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under the 1999 ESPP, participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the 1999 ESPP. Furthermore, if a participant holds shares purchased under the 1999 ESPP for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to us for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and we will be allowed to deduct that amount. In either case, any difference over or under the participant’s tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

If a participant dies during the two-year holding period while owning shares purchased under the 1999 ESPP, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and we would not be allowed a deduction for Federal income tax purposes.

Vote Required

To approve this Proposal, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR this Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on this Proposal and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on this Proposal, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—PROPOSAL TO AMEND OUR DIRECTORS’ DEFERRED COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE

The Board of Directors has adopted, subject to stockholder approval, an amendment to our Directors’ Deferred Compensation Plan, to increase the number of shares of Antigenics common stock available for issuance under the Directors’ Deferred Compensation Plan from 100,000 shares to 250,000 shares.

The Directors’ Deferred Compensation Plan allows each member of the Board of Directors who is not also an employee of ours, other than Dr. Srivastava, to defer receipt of all or a portion of the cash compensation payable to him or her for service on our Board of Directors. Compensation may be deferred until termination of service as a director or, subject to certain restrictions, such other date as may be specified by the director. All of our current directors other than Dr. Armen and Dr. Srivastava are eligible to participate in the Directors’ Deferred Compensation Plan. This summary of the Directors’ Deferred Compensation Plan is qualified in its entirety by reference to the full text of the Directors’ Deferred Compensation Plan, which is included as Appendix B to this proxy statement.

Under the terms of the Directors’ Deferred Compensation Plan, a deferral account is established for each participating director. The deferral account consists of a subaccount for amounts earning interest, which is denominated on a dollar basis (the “cash account”), and a subaccount for amounts invested in hypothetical shares of our common stock, which is denominated on a share basis (the “stock account”). Pursuant to a deferral agreement entered into with us, each participant indicates the percentage of future deferrals to be invested in the cash account and the stock account. Amounts deferred to the cash account bear interest at the rate paid on one-year Treasury bills. Such interest is credited on an annual basis and, following credit to the cash account, is included in the balance upon which interest is paid in subsequent years. Amounts deferred to the stock account are converted on an annual basis into a number of units representing shares of our common stock equal to the amount of compensation which the participant has elected to defer to the stock account divided by the applicable stock price for our common stock. The applicable stock price for our common stock means the average of the closing price of our common stock for all trading days during the calendar year preceding the conversion date as reported by the NASDAQ Global Market.

Distributions from the deferral account may be paid in a lump sum or in annual installments for a period of up to five years and commence in the calendar year following a participant’s termination of service as a director or, subject to certain restrictions, such other calendar year as may be specified by the participant. Distributions consist of (a) cash in the amount credited to the participant’s account (prorated, if paid in installments) and (b) the number of shares of our common stock equal to the number of units credited to his or her stock account (prorated, if paid in installments). Prior to distribution, units representing shares credited to a participant’s stock account are only considered outstanding in calculating our earnings per share and a participant has no rights as a stockholder with respect to such shares.

Vote Required

To approve this Proposal, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR this Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on this Proposal and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on this Proposal, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 4—PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK

The Board of Directors has adopted, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation. This amendment would increase the authorized number of shares of Antigenics common stock from 100,000,000 shares to 250,000,000 shares. These additional shares would be used by Antigenics for business and financial purposes that may include future stock splits, raising capital, establishing strategic relationships, acquisitions of other companies, businesses, or products, equity incentives and compensation for employees, and other transactions that the Board deems are in Antigenics’ best interest. The additional authorized shares would enable us to act quickly in response to appropriate opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval. We have no definitive plans, arrangements, or understandings regarding the additional shares that would be authorized pursuant to this proposal.

As of April 17, 2007, there were 45,889,327 shares of common stock outstanding and held by Antigenics stockholders. In addition to these shares, as of April 17, 2007, there were 9,421,189 shares of common stock reserved for issuance under our equity incentive plans. Of this number, 6,232,547 shares were reserved for issuance upon exercise of outstanding options that were previously granted under our stock option plans, 3,026,018 shares were reserved for issuance upon exercise of options that may be granted in the future under our stock option plans, 63,310 shares were reserved for issuance under the 1999 Employee Stock Purchase Plan, and 99,314 shares were reserved for issuance under our Directors’ Deferred Compensation Plan.

The additional shares of common stock would have rights identical to the currently outstanding Antigenics common stock. Adoption of the proposed amendment and any issuance of the common stock would not affect the rights of Antigenics common stockholders except for effects incidental to increasing the number of shares of the common stock outstanding. Incidental effects of the increase in the outstanding number of shares may include dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our amended and restated certificate of incorporation with the Secretary of the State of Delaware.

Antigenics could also use the additional shares of common stock to oppose a hostile takeover attempt or delay or prevent changes of control or management of the Company. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by Antigenics to deter or prevent changes in control of the Company, including transactions that the Board determines are not in the best interests of Antigenics or its stockholders, even though the stockholders would have received a premium for their shares over then-current market prices. At the present time, the Board of Directors has no intention to use these additional shares for anti-takeover purposes and this amendment is not part of a plan by management to adopt a series of amendments to the certificate of incorporation and by-laws having an anti-takeover effect.

Vote Required

To approve this Proposal, stockholders holding a majority of Antigenics common stock entitled to vote at the annual meeting must vote FOR the Proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on this Proposal and these “broker non-votes” will have the effect of a vote against the Proposal. If you vote to ABSTAIN on this Proposal, your shares will not be voted in favor of the Proposal and will have the effect of a vote against the Proposal.

The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5—RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2007

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2007 annual meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Antigenics and our stockholders.

The Audit and Finance Committee has approved all services provided to Antigenics by KPMG LLP during 2006. Representatives of KPMG LLP are expected to be present at the 2007 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements, and of management’s assessment of, and the effective operation of, internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $666,729 for 2006 and $886,200 for 2005.

Audit-Related Fees

Fees paid to KPMG LLP for the audit of our 401(k) Retirement Plan were $28,700 in 2006 and $25,000 in 2005.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance and tax consultation were $0 in 2006 and $87,500 in 2005.

All Other Fees

We paid no other fees to KPMG LLP for 2006 and 2005.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2006 and 2005 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance

Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve this Proposal, stockholders holding a majority of Antigenics common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the Proposal. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on this Proposal. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on this Proposal, your shares will not be voted in favor of the Proposal, will not be counted as votes cast or shares voting on the Proposal and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 5.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board of Directors consists entirely of independent directors who are not officers or employees of Antigenics. The Board of Directors has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website at www.antigenics.com/investors/governance. No material on our website is part of this proxy statement.

In the course of its oversight of our financial reporting process, the Audit and Finance Committee of the Board of Directors has (1) reviewed and discussed with management our audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2006, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, and (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of permissible non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

By the Audit and Finance Committee,

Tom Dechaene, Chair

Frank V. AtLee III

Brian Corvese

Margaret M. Eisen

ADDITIONAL INFORMATION

Stockholder Proposals for 2008 Annual Meeting

Proposals to be included in the proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2008 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by December 26, 2007.

Other proposals (not to be included in the proxy statement). Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2008 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 6, 2008, if you wish to bring business before the 2008 Annual Meeting, you must give us written notice by March 23, 2008.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made and the date of the 2008 Annual Meeting is not within 30 days before or after June 6, 2008, notice by the stockholder must be received no later than April 22, 2008. If less than 60 days’ notice or prior public disclosure of the date of the 2008 Annual Meeting is given or made and the date of the 2008 Annual Meeting is not within 30 days before or after June 6, 2008, notice by the stockholder must be received no later than 15 days after the date Antigenics sends notice of the 2008 Annual Meeting. If a stockholder fails to provide timely notice of a proposal to be presented at the 2008 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Antigenics Inc., 162 Fifth Avenue, Suite 900, New York, NY 10010, or telephone or e-mail Investor Relations at 800-962-2436 or IR@antigenics.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

APPENDIX A

ANTIGENICS INC.

1999 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

This 1999 Employee Stock Purchase Plan (the “Plan”) is adopted by Antigenics Inc. (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2. Certain Definitions.

As used in this Plan:

(a) “Board” means the Board of Directors of the Company, and “Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

(b) “Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

(c) “Designated Beneficiary” means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

(d) “Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

(i) has been a Full-time Employee of the Company or any of its Subsidiaries for not less than 90 days; and

(ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

(e) “Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries.

(f) “Fair Market Value” of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

(g) “Full-time Employee” is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

(h) “Offering” is an offering of Shares pursuant to Section 5 of the Plan.

(i) “Offering Commencement Date” means the date on which an Offering under the Plan commences, and “Offering Termination Date” means the date on which an Offering under the Plan terminates.

(j) “Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

(k) “Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

(l) “Shares” means the shares of Common Stock issuable under the Plan.

(m) “Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3. Administration of the Plan.

The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4. Shares Subject to the Plan.

The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 300,0001. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5. Offerings; Participation.

(a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

[1]

If the stockholders approve Amendment No. 1 to the Antigenics Inc. 1999 Employee Stock Purchase Plan, the maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan will increase from 300,000 shares to 450,000 shares

(b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

(c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

(d) Upon termination of a participating Employee’s employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings.

(e) Upon termination of a participating Employee’s employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee’s right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions or other contributions in the Employee’s account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

6. Exercise Price.

The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the “Exercise Price”) determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7. Exercise of Rights; Method of Payment.

(a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder through regular payroll deductions, by lump sum cash payment, by delivery of shares of Common Stock valued at Fair Market Value on the date of delivery, or a combination thereof, as determined by the Committee from time to time. No interest shall be paid upon payroll deductions or other amounts held hereunder (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions and other amounts received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

(b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of whole Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions or other amounts contributed by such Employee as of the respective Purchase Date. Fractional Shares will not be issued under the Plan, and any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee a certificate representing the shares of Common Stock purchased within a reasonable time after the Purchase Date.

(c) Any amounts contributed by an Employee or withheld from the Employee’s compensation that are not used for the purchase of Shares, whether because of such Employee’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter unless the Employee is eligible to and does elect to apply such amounts to the purchase of Shares in the next Offering to commence after the date of withdrawal.

(d) The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.

8. Limitations on Purchase Rights.

(a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

(b) An Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9. Tax Withholding.

Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10. Participants’ Rights as Shareholders and Employees.

(a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

(b) Each Employee is an employee-at-will (that is to say that either the Employee or the Company or any Subsidiary may terminate the employment relationship at any time for any reason or no reason at all) unless and only to the extent provided in a written employment agreement for a specified term executed by the chief executive officer of the Company or his duly authorized designee or the authorized signatory of any Subsidiary. Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall confer upon any Employee any right with respect to the continuance of his/her employment with the Company or any Subsidiary nor shall they interfere with the rights of the Company or Subsidiary to terminate any Employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any Employee from one position to another within the Company or any Subsidiary.

11. Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee’s lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12. Amendments to or Termination of the Plan.

The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13. Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of the State of Delaware.

14. Effective Date and Term.

This Plan will become effective on November 15, 1999, and no rights shall be granted hereunder after November 15, 2009.

This Plan was approved by the Board of Directors on November 15, 1999.

This Plan was approved by the Stockholders on May 18, 2000.

Amendment No. 1 was approved by the Board of Directors on March 8, 2007

APPENDIX B

ANTIGENICS INC. DIRECTORS’ DEFERRED

COMPENSATION PLAN

ARTICLE I

GENERAL

1.1 Establishment of Plan. Antigenics Inc. (“Antigenics”) hereby establishes the Antigenics Directors’ Deferred Compensation Plan (the “plan”), effective as of June 11, 2003, to allow each member of the Antigenics Board of Directors who is not also an officer or employee of Antigenics to defer receipt of all or a portion of the cash compensation payable to him or her as a director of Antigenics until his or her termination of service as a director or, subject to requirements set forth in Section 3.1, such other date as may be specified by him or her.

1.2 No Right to Corporate Assets. This plan is unfunded and Antigenics will not be required to set aside, segregate, or deposit any funds or assets of any kind to meet its obligations hereunder. Nothing in this plan will give a participant, a participant’s beneficiary or any other person any equity or other interest in the assets of Antigenics, or create a trust of any kind or a fiduciary relationship of any kind between Antigenics and any such person. Any rights that a participant, beneficiary or other person may have under this plan will be solely those of a general unsecured creditor of Antigenics.

1.3 Limitation on Rights Created by Plan. Nothing in this plan will give a participant any right to continue as a director of Antigenics.

1.4 Nonalienation of Benefits. The rights and benefits of a participant in this plan are personal to the participant. No interest, right or claim under this plan and no distribution therefrom will be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy, except by designation of beneficiaries as provided in Section 3.6.

1.5 Binding Effect of Plan. This plan will be binding upon and inure to the benefit of participants and designated beneficiaries and their heirs, executors and administrators, and to the benefit of Antigenics and its assigns and successors in interest.

1.6 Administration. This plan will be administered by the Chief Financial Officer of Antigenics or other officer designated by the Board of Directors (the “Administrator”) who will have sole responsibility for its interpretation.

1.7 Interpretation. This plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.

ARTICLE II

DEFERRAL OF COMPENSATION

2.1 Deferral Agreement. Any member of the Board of Directors of Antigenics who is not an officer or employee of Antigenics or its subsidiaries (an “outside director”) is eligible to participate in this plan. An outside director may participate in the plan by executing an agreement before September 30 of any year prior to the calendar year in which such agreement will take effect authorizing Antigenics to defer all or a portion of his or her compensation as director (the “deferral agreement”). A deferral agreement will remain in effect for each succeeding calendar year unless the participant files a written revocation or superseding deferral agreement with the Administrator. A deferral agreement for any particular year is irrevocable after the last day of the immediately preceding calendar year.

2.2 Amount of Deferral. Each participant may elect in his or her deferral agreement to defer 25 percent, 50 percent, 75 percent or 100 percent of the total cash compensation paid to the participant as an outside director of Antigenics.

2.3 Deferral Account. For bookkeeping purposes only, the Administrator will establish and maintain an account (the “deferral account”) for each participant which documents the compensation deferred by the participant, earnings credited to the account and payments from the account. The deferral account will consist of a subaccount for amounts earning interest, which will be denominated on a dollar basis (the “cash account”), and a subaccount for amounts invested in hypothetical shares of Antigenics common stock, $0.01 par value, which will be denominated on a share basis (the “stock account”). Each participant will indicate in his or her deferral agreement the percentage of future deferrals to be invested in the cash account and the stock account. Amounts may not be transferred between the cash account and the stock account.

2.4 Cash Account. As of the tenth business day after the end of each calendar quarter, the Administrator will credit to the participant’s cash account an amount equal to the amount of compensation otherwise payable to the participant in the preceding calendar quarter and which the participant had elected to defer and invest in the cash account pursuant to Section 2.1. As of the last day of each calendar year, the Administrator will credit interest on the balance in the cash account on that date at the rate paid on one-year Treasury bills hypothetically purchased on the first day of such calendar year. For a participant receiving installment payments, interest will be credited on the balance from time to time remaining in the cash account until the account has been completely paid.

2.5 Stock Account. As of the tenth business day of each calendar quarter, the Administrator will credit to the participant’s stock account a number of units representing shares of common stock equal to the amount of compensation otherwise payable to the participant and which the participant had elected to defer pursuant to Section 2.1 and invest in common stock divided by the applicable stock price for such common stock. The applicable stock price shall mean the average of the closing price for such common stock for all trading days during the applicable calendar quarter as reported by Nasdaq National Market or, if not then traded on the Nasdaq National Market, as reported by a system or organization selected by the Administrator. As of the date of payment of any cash dividend on shares of common stock, the Administrator will credit to the stock account a number of units representing shares of common stock equal to (i) the cash dividend per share times the number of units representing shares credited to the stock account as of the dividend record date divided by (ii) the closing price for such shares of common stock on the date of payment of the dividend. As of the date of payment of any stock dividend on shares of common stock, the Administrator will credit to the stock account a number of units representing shares equal to the stock dividend declared times the number of units representing shares of common stock upon which such dividend was declared credited to the stock account as of the dividend record date. In the event of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or similar change affecting common stock, appropriate adjustment will be made in the number and/or kind of units representing shares credit to the stock account. The stock account is maintained for bookkeeping purposes only. Prior to distribution to a participant under Section 3.3 or 3.4, units representing shares credited to the stock account are not considered actual shares of common stock of Antigenics for any purpose and a participant will have no right as a stockholder with respect to such shares. Units representing shares will include fractional units computed to three decimal places.

2.6 Shares Subject to the Plan. The aggregate number of shares of common stock which have been reserved for issuance under this plan is 100,0001. In the event of any stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change relating to the common stock, the maximum aggregate number and kind of shares or securities of Antigenics that may be issued under the plan shall be appropriately adjusted by the Antigenics Board of Directors (whose determination shall be conclusive).

ARTICLE III

PAYMENT OF DEFERRED COMPENSATION

3.1 Commencement of Payment. Each participant will elect in his or her deferral agreement to have payments commence in the calendar year following his or her termination of service as a director or such other calendar year as may be specified; provided, however, that if a participant elects to have payments commence in a calendar year other than the calendar year following his or her termination of service as a director, the earliest calendar year that a participant may elect to have payments commence shall be the second calendar year following the date of such election. For example, a deferral agreement executed in 2004 may not specify a payment commencement date earlier than 2006. Such election will be irrevocable.

3.2 Election of Form of Payment. Each participant will elect in his or her deferral agreement to have his or her deferral account paid in either a lump sum or in annual installments for a period specified by the participant, which period may not exceed five years.

3.3 Lump Sum Payments. A participant who elects to have his or her deferral account paid in a lump sum will receive the lump sum payment on or before March 1 of the year specified in the deferral agreement for commencement of payment. The lump sum payment will consist of (a) cash in the amount credited to his or her cash account, and (b) subject to Section 3.5, the number of shares of common stock equal to the number of units representing shares credited to his or her stock account; provided, however, that no fractional shares will be issued under the plan and the number of shares issued will be rounded down to the nearest full share.

3.4 Installment Payments. A participant who elects to have his or her deferral account paid in annual installments will receive an installment payment on or before March 1 of each year that installments are due commencing with the year specified in his or her deferral agreement. Each installment payment will consist of (a) cash in the amount credited to his or her cash account on the date of payment divided by the number of annual installments remaining to be paid, and (b) subject to Section 3.5, the number of shares of common stock equal to the number of units representing shares credited to his or her stock account divided by the number of annual installments remaining to be paid; provided, however, that no fractional shares will be issued under the plan and the number of units representing shares issued will be rounded down to the nearest full share.

3.5 Limitation on Stock Distributions. If a participant would receive any payment from his or her stock account in excess of the number of shares remaining under the plan, such participant shall receive cash in an amount equal to a number of units representing shares of common stock in his or her stock account times the closing price for such common stock as of the trading day preceding the date of distribution as is necessary to avoid exceeding such remaining number. If more than one participant is in that situation, the Administrator will determine allocations among participants.

3.6 Beneficiaries. A participant may designate in his or her deferral agreement a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made upon his or her death. A

[1]

If the stockholders approve Amendment No. 2 to the Antigenics Inc. Directors' Deferred Compensation Plan, the number of shares of common stock reserved for issuance under the Plan will increase from 100,000 shares to 250,000 shares.

participant may elect to have payments to beneficiaries paid in a lump sum or in annual installments for a period not to exceed five years. At any time, and from time to time, a participant may change or revoke his or her designation of beneficiary or form of payment without the consent of any beneficiary. Any such designation, change or revocation must be made in writing and filed with the Administrator. If the participant designates more than one beneficiary, any payments to beneficiaries will be made in equal percentages unless the participant designates otherwise. Any portion of a participant’s deferral account that is not disposed of by designation of beneficiary upon the participant’s death will be paid to his or her estate.

3.7 Payments on Death. If a participant dies before full payment of his or her deferral account, Antigenics will make payments to the participant’s designated beneficiary or beneficiaries, or to his or her estate, of the amount remaining in the deceased participant’s deferral account. Such payments will be in the form designated by the participant and will commence on the tenth business day of the calendar year following the death of the participant (or as soon thereafter as practicable) and, in the case of annual installments, will be paid on or before March 1 of each succeeding year. The Administrator may, in his or her discretion, accelerate payment of the cash account, but not the stock account, upon a participant’s death.

3.8 Hardship Distributions from Accounts. The Administrator may, in his or her discretion, distribute a portion or all of a participant’s cash account in case of an unanticipated emergency that is caused by an event beyond the control of the participant and that would result in severe financial hardship to the individual if early withdrawal were not permitted. The Administrator will determine the date of payment of the distribution. Hardship distributions are not permitted from a participant’s stock account.

ARTICLE IV

AMENDMENT AND TERMINATION

4.1 Amendment. Antigenics may, without the consent of any participant, beneficiary or other person, amend the plan at any time and from time to time; provided, however, that no amendment will reduce the amount credited prior to such amendment to the deferral account of any participant.

4.2 Termination. Antigenics may terminate the plan at any time. Upon termination of the plan, payments from a participant’s deferral account shall be made in the manner and at the time prescribed in Article III; provided, however, that Antigenics may, in its discretion, distribute a participant’s deferral account in a lump sum as soon as practicable after the date the plan is terminated.

Approved by the Board of Directors on March 28, 2003

Approved by the stockholders on June 10, 2003

Amendment No. 1 adopted as of January 1, 2005

Amendment No. 2 approved by the Board of Directors on March 8, 2007

ANTIGENICS INC. DIRECTORS’ DEFERRED

COMPENSATION PLAN

Deferral Agreement

The undersigned, an outside director of Antigenics Inc. eligible to participate in the Antigenics Inc. Directors’ Deferred Compensation Plan (the “Plan”), hereby elects as follows with respect to any director fees hereafter earned by the undersigned, subject to the acknowledgment and agreement of the Plan’s Administrator:

Part I – Deferral Election

I elect to defer:

            % of all amounts that would otherwise be cash compensation payments, or

$             (but not more than 100% of such payments)

Part II – Notional Investment of Deferrals

Allocate all amounts deferred hereunder as follows [allocations must total 100%]:

Percentage allocated to the “cash account” as that term is defined in the Plan (not more than 100%):	%

Percentage allocated to the “stock account” as that term is defined in the Plan (not more than 100% minus the percentage allocated to cash account):	%

Part III – Distribution

All amounts deferred hereunder will be paid (or commence to be paid) in [select one]:

The calendar year following the calendar year in which the undersigned ceases to serve as a director of the Company; or

Calendar year (see Section 3.1 of the Plan)

All amounts deferred hereunder will be paid either:

In a single lump sum, or

In annual installments over (not more than five) years

The undersigned acknowledges that he/she has received a copy of the Plan and that the elections made by this Form are subject in all respects to the terms of the Plan. Without limiting the foregoing, the undersigned acknowledges that amounts deferred hereunder represent an unfunded and unsecured obligation of Antigenics Inc.; that the undersigned’s right to any such deferred amounts are those of a general creditor and are nontransferable except at death; that nothing herein or in the Plan obligates Antigenics Inc. to establish a trust or otherwise to set aside any assets to satisfy its obligations hereunder; and that neither the elections set forth herein nor the beneficiary designation (if any) set forth below shall take effect unless accepted the Administrator (as that term is defined in the Plan). The undersigned hereby further acknowledges that the deferral election set forth above applies only to fees earned after the date hereof and will continue to apply for all future periods unless revoked or modified prior to the beginning of the calendar year in which such revocation or modification is to take effect.

Signature

Date:

Beneficiary Designation (Optional)

The above participant in the Plan, revoking any and all prior beneficiary designations under the Plan, hereby designates the following person or persons as beneficiary(ies) to receive any and all amounts (whenever deferred) that are payable to the undersigned under the Plan and that remain unpaid at the death of the undersigned:

Name:

Address:

Signature

Date:

* * * * * * * * * * * * * * *

The foregoing Plan elections (and beneficiary designation, if any) are hereby accepted and agreed:

Administrator

Date:

(FORM OF PROXY CARD)

ANTIGENICS INC. 162 FIFTH AVENUE SUITE 900 NEW YORK, NY 10010

VOTE BY INTERNET -www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Antigenics Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Antigenics Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ANTIG1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

ANTIGENICS INC.

Vote on Directors

1.	Proposal to elect directors Nominees: (01) Brian Corvese (02) Peter Thornton (03) Timothy R. Wright	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

Vote on Proposals		For	Against	Abstain

2.	Proposal to amend our 1999 Employee Stock Purchase Plan.	☐	☐	☐

3.	Proposal to amend our Directors’ Deferred Compensation Plan.	☐	☐	☐

4.	Proposal to amend our Amended and Restated Certificate of Incorporation.	☐	☐	☐

5.	Proposal to ratify the appointment of KPMG LLP as independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please date, sign and mail your proxy card back as soon as possible!

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Annual Meeting of Stockholders

ANTIGENICS INC.

June 6, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2007.

The undersigned stockholder of Antigenics Inc. (the “Company”) hereby appoints Garo H. Armen, Ph.D. and Shalini Sharp, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 6, 2007, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN AND MAIL THIS PROXY TODAY.

(Continued and to be signed on reverse side.)